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                       SENIOR SUBORDINATED LOAN AGREEMENT



                                      among



                            V.S.M. ACQUISITION CORP.,


                                 VARIOUS BANKS,


                                       and


                             BANKERS TRUST COMPANY,
                             as ADMINISTRATIVE AGENT






                   -------------------------------------------

                          Dated as of December 6, 2000

                   -------------------------------------------




                                   $40,000,000



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                          DEUTSCHE BANK SECURITIES INC.
                         LEAD ARRANGER AND BOOK MANAGER

                                TABLE OF CONTENTS


                                                                            PAGE


SECTION 1.  Amount and Terms of Credit.......................................1

      1.01  The Commitments..................................................1
      1.02  Minimum Amount of Each Borrowing.................................1
      1.03  Notice of Borrowing..............................................1
      1.04  Disbursement of Funds............................................2
      1.05  Notes............................................................2
      1.06  Conversions......................................................3
      1.07  Pro Rata Borrowings..............................................3
      1.08  Interest.........................................................3
      1.09  Interest Periods.................................................4
      1.10  Increased Costs, Illegality, etc.................................5
      1.11  Compensation.....................................................7
      1.12  Change of Lending Office.........................................8
      1.13  Replacement of Banks.............................................8
      1.14  Limitations on Additional Amounts, etc...........................9

SECTION 2.  Reductions of Commitment.........................................9

      2.01  Mandatory Reduction of Commitments...............................9

SECTION 3.  Prepayments; Payments; Taxes.....................................9

      3.01  Voluntary Prepayments............................................9
      3.02  Mandatory Repayments............................................10
      3.03  Method and Place of Payment.....................................10
      3.04  Net Payments; Taxes.............................................10

SECTION 4.  Conditions Precedent............................................12

      4.01  Execution of Agreement; Notes...................................12
      4.02  No Default; Representations and Warranties......................13
      4.03  Officer's Certificate...........................................13
      4.04  Opinions of Counsel.............................................13
      4.05  Corporate Documents; Proceedings................................13
      4.06  Shareholders' Agreements; Management Agreements;
            Employment Agreements; Contracts................................14
      4.07  Consummation of the Transaction.................................14
      4.08  Vestar Guaranty.................................................15
      4.09  Material Adverse Change, etc....................................15
      4.10  Litigation......................................................16

                                      (i)

                                                                            PAGE


      4.11  Fees, etc.......................................................16
      4.12  Approvals.......................................................16
      4.13  Financial Statements; Projections; Management Letter
            Reports.........................................................16
      4.14  Notice of Borrowing.............................................17
      4.15  ERISA Opinion...................................................17

SECTION 5.  Representations and Warranties..................................17

      5.01  Status..........................................................17
      5.02  Power and Authority.............................................17
      5.03  No Violation....................................................18
      5.04  Governmental Approvals..........................................18
      5.05  Financial Statements; Financial Condition; Undisclosed
            Liabilities.....................................................18
      5.06  Litigation......................................................19
      5.07  True and Complete Disclosure....................................19
      5.08  Use of Proceeds; Margin Regulations.............................20
      5.09  Tax Returns and Payments........................................20
      5.10  ERISA...........................................................21
      5.11  Properties......................................................22
      5.12  Capitalization..................................................22
      5.13  Subsidiaries....................................................22
      5.14  Compliance with Statutes, etc...................................22
      5.15  Investment Company Act..........................................23
      5.16  Public Utility Holding Company Act..............................23
      5.17  Environmental Matters...........................................23
      5.18  Labor Relations.................................................24
      5.19  Intellectual Property...........................................24
      5.20  Indebtedness....................................................24
      5.21  Transaction.....................................................24
      5.22  Representations and Warranties in Documents.....................24
      5.23  Special Purpose Corporation.....................................25
      5.24  Insurance.......................................................25

SECTION 6.  Affirmative Covenants...........................................25

      6.01  Information Covenants...........................................25
      6.02  Books, Records and Inspections..................................28
      6.03  Maintenance of Property; Insurance..............................28
      6.04  Franchises, etc.................................................28
      6.05  Compliance with Statutes, etc...................................28
      6.06  Compliance with Environmental Laws..............................28
      6.07  ERISA...........................................................29
      6.08  End of Fiscal Years; Fiscal Quarters............................31
      6.09  Performance of Obligations......................................31
      6.10  Payment of Taxes................................................31
      6.11  Ownership of Subsidiaries.......................................31


                                      (ii)

                                                                            PAGE


      6.12  Consummation of the Merger......................................32
      6.13  Permitted Acquisitions..........................................33

SECTION 7.  Negative Covenants..............................................33

      7.01  Liens...........................................................33
      7.02  Consolidation, Merger, Sale of Assets, etc......................36
      7.03  Dividends.......................................................37
      7.04  Indebtedness....................................................39
      7.05  Advances, Investments, Loans, Purchase of Assets................40
      7.06  Transactions with Affiliates....................................42
      7.07  Modifications of Certificate of Incorporation, By-Laws
            and Certain Agreements; etc.....................................43
      7.08  Limitation on Certain Restrictions on Subsidiaries..............43
      7.09  Limitation on Issuance of Equity................................44
      7.10  Business........................................................44
      7.11  Limitation on the Creation of Subsidiaries......................45

SECTION 8.  Events of Default...............................................45

      8.01  Payments........................................................45
      8.02  Representations, etc............................................45
      8.03  Covenants.......................................................45
      8.04  Default Under Other Agreements..................................45
      8.05  Bankruptcy, etc.................................................46
      8.06  ERISA...........................................................46
      8.07  Vestar Guaranty.................................................47
      8.08  Judgments.......................................................47
      8.09  Change of Control...............................................47

SECTION 9.  Definitions and Accounting Terms................................47

      9.01  Defined Terms...................................................47

SECTION 10.  The Administrative Agent.......................................63

      10.01  Appointment....................................................63
      10.02  Nature of Duties...............................................64
      10.03  Lack of Reliance on the Administrative Agent...................64
      10.04  Certain Rights of the Administrative Agent.....................64
      10.05  Reliance.......................................................65
      10.06  Indemnification................................................65
      10.07  The Administrative Agent in its Individual Capacity............65
      10.08  Holders........................................................65
      10.09  Resignation by the Administrative Agent........................66

SECTION 11.  Subordination..................................................66

                                      (iii)

                                                                            PAGE


      11.01  Definitions....................................................66
      11.02  Subordination..................................................67
      11.03  Subordination Upon Distribution of Assets......................68
      11.04  Prohibitions and Limitations on Payment........................68
      11.05  Limitation on Remedies.........................................69
      11.06  Payments and Distributions Received............................69
      11.07  Proofs of Claim................................................70
      11.08  Subrogation....................................................70
      11.09  Relative Rights................................................70
      11.10  Subordination Not Impaired; Benefit of Subordination...........70
      11.11  Covenants of the Banks.........................................71
      11.12  Modification of Section 11.....................................71
      11.13  Miscellaneous..................................................71
      11.14  Vestar Guaranty................................................72

SECTION 12.  Miscellaneous..................................................72

      12.01  Payment of Expenses, etc.......................................72
      12.02  Right of Setoff................................................73
      12.03  Notices........................................................74
      12.04  Benefit of Agreement...........................................74
      12.05  No Waiver; Remedies Cumulative.................................76
      12.06  Payments Pro Rata..............................................76
      12.07  Calculations; Computations.....................................76
      12.08  Governing Law; Submission to Jurisdiction; Venue; Waiver
               of Jury Trial................................................77
      12.09  Counterparts...................................................77
      12.10  Effectiveness..................................................78
      12.11  Headings Descriptive...........................................78
      12.12  Amendment or Waiver............................................78
      12.13  Confidentiality................................................79
      12.14  Register.......................................................79


                                      (iv)

SCHEDULE I              Commitments
SCHEDULE II             Bank Addresses
SCHEDULE III            Transaction Litigation
SCHEDULE IV             ERISA
SCHEDULE V              Convertible Securities, Options or Rights
SCHEDULE VI             Subsidiaries
SCHEDULE VII            Existing Indebtedness
SCHEDULE VIII           Insurance
SCHEDULE IX             Existing Liens
SCHEDULE X              Existing Investments
SCHEDULE XI             Permitted Affiliate Transactions
SCHEDULE XII            Foreign Restructuring
SCHEDULE XIII           Restructuring Transactions

EXHIBIT A               Form of Notice of Borrowing
EXHIBIT B               Form of Note
EXHIBIT C               Form of Section 3.04(b)(ii) Certificate
EXHIBIT D-1             Form of Opinion of Simpson Thacher & Bartlett
                        (Tender Offer)
EXHIBIT D-2             Form of Opinion of Steven Jaye, Esq. (Tender Offer)
EXHIBIT D-3             Form of Opinion of White & Case LLP (Tender Offer)
EXHIBIT D-4             Form of Opinion of Simpson Thacher & Bartlett
                        (Merger)
EXHIBIT D-5             Form of Opinion of Steven Jaye, Esq. (Merger)
EXHIBIT E               Form of Borrower Acknowledgment and Assumption
EXHIBIT F               Form of Officer's Certificate
EXHIBIT G               Form of Solvency Certificate
EXHIBIT H               Form of Assignment and Assumption Agreement
EXHIBIT I               Form of Permitted Seller Note
EXHIBIT J               Form of Shareholder Subordinated Note

                                      (v)

            SENIOR SUBORDINATED LOAN AGREEMENT, dated as of December 6, 2000 among V.S.M. ACQUISITION CORP., a Delaware corporation ("Newco"), the Banks party hereto from time to time and BANKERS TRUST COMPANY, as Administrative Agent (all capitalized terms used herein and defined in Section 9 are used herein as therein defined).



                              W I T N E S S E T H:


            WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrower the credit facility provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. AMOUNT AND TERMS OF CREDIT.

            1.01 THE COMMITMENTS. Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make on the Closing Date a term loan (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall (i) at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or one or more Borrowings of Eurodollar Loans having such Interest Periods as are selected by the Borrower pursuant to Section 1.09, (ii) be made and maintained in Dollars, and (iii) not exceed for any Bank, in initial aggregate principal amount, that amount which equals the Commitment of such Bank at the time of incurrence thereof (before giving effect to any reductions thereto on such date pursuant to Section 2.01(b)). Once repaid, Loans incurred hereunder may not be reborrowed.

            1.02 MINIMUM AMOUNT OF EACH BORROWING. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than three Borrowings of Eurodollar Loans hereunder.

            1.03 NOTICE OF BORROWING. (a) Whenever the Borrower desires to incur Loans hereunder, it shall give the Administrative Agent at its Notice Office same day written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan, and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan, PROVIDED that any such notice shall be deemed to have been given on a certain day only if given before 10:00 A.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the Closing Date (which shall be a Business Day), (ii) the aggregate principal amount of the Loans to be made, (iii) whether such Loans being made are to be initially maintained as Base Rate Loans or Eurodollar Loans and (iv) in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly (and in any event within one Business Day after its receipt of a Notice of Borrowing) give each Bank notice of such proposed incurrence, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any incurrence of Loans, the Administrative Agent may act without liability upon the basis of telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice absent manifest error.

            1.04 DISBURSEMENT OF FUNDS. No later than 11:00 A.M. (New York time) on the Closing Date, each Bank will make available its PRO RATA portion of the Borrowing of Loans requested to be made on such date, in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will make available to the Borrower at the Payment Office in immediately available funds, the aggregate of the amounts so made available by the Banks prior to 11:00 A.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make a Loan hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make a Loan hereunder.

            1.05 NOTES. (a) At the request of any Bank, the Borrower's obligation to pay the principal of, and interest on, the Loans made by such Bank to the Borrower shall be evidenced by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

            (b) The Note issued by the Borrower to any Bank that has a Commitment or outstanding Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the date of issuance, (iii) be in a stated principal amount equal to the Commitment of such Bank on the Closing Date (or, if issued after the Closing Date, the outstanding Loan of such Bank at such time), (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 3.01 and mandatory repayment as provided in Section 3.02 and (vii) be entitled to the benefits of this Agreement and the Vestar Guaranty.

            (c) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

            1.06 CONVERSIONS. The Borrower shall have the option to convert on any Business Day all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans made to the Borrower pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing or Borrowings of another Type of Loan, PROVIDED that (i) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount, (ii) Base Rate Loans may not be converted into Eurodollar Loans if any Event of Default is in existence on the date of the conversion if the Administrative Agent or the Required Banks have previously advised the Borrower that conversions will not be permitted while such Event of Default remains in existence and (iii) no conversion pursuant to this Section
1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion (other than automatic conversions pursuant to the last paragraph of Section 1.09) shall be effected by the Borrower's giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made, the date of such conversion (which shall be a Business Day) and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

            1.07 PRO RATA BORROWINGS. All Borrowings of Loans under this Agreement shall be incurred from the Banks PRO RATA on the basis of their Commitments (and after the termination thereof, Loans). It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

            1.08 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the conversion or maturity (whether by acceleration or otherwise) of such Base Rate Loan, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the conversion or maturity (whether by acceleration or otherwise) of such Eurodollar Loan, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate then borne by such Loans (or in the case of overdue amounts other than Loans, an amount equal to the sum of (i) the Base Rate in effect from time to time, (ii) the Applicable Margin in respect of Base Rate Loans and (iii) 2%), in each case with such interest to be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the respective interest rate for each Interest Period applicable to the Eurodollar Loans for which such determination is being made and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            (f) Notwithstanding anything to the contrary contained in this
Section 1.08, at any time (x) all of the Loans are held by VCP IV (or an Affiliate of VCP IV) or (y) VCP IV shall have a right of subrogation against the Borrower in respect of payments made to the Banks and such payments have resulted in the termination of the Vestar Guaranty, interest shall be payable in respect of each Loan at the rate of 12.75% per annum, and shall be paid quarterly in arrears on each Quarterly Payment Date.

            1.09 INTEREST PERIODS. At the time it gives any Notice of Borrowing in respect of the making of any Eurodollar Loan, or any Notice of Conversion in respect of the conversion of any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, or with the consent of each Bank making such Eurodollar Loan, a nine or twelve-month period; PROVIDED that:

           (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loans shall commence on the day on which the next preceding Interest Period applicable thereto expires;

         (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, HOWEVER, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (v) no Interest Period may be selected at any time when an Event of Default is then in existence if the Administrative Agent or the Required Banks have previously advised the Borrower that conversions will not be permitted while such Event of Default remains in existence; and

          (vi) no Interest Period shall be selected which extends beyond the Maturity Date.

            Prior to the termination of any Interest Period applicable to any Loans, the Borrower may, at its option, designate that the respective Borrowing subject thereto be split into more than one Borrowing (for purposes of electing multiple Interest Periods to be applicable thereto upon the expiration of such Interest Period), so long as each such Borrowing resulting from the action taken pursuant to this sentence meets the Minimum Borrowing Amount. If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iii)(z) below, may be made only by the Administrative Agent):

           (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the relevant interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate;

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan which such Bank deems to be material because of any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, and including the introduction of any new law or governmental rule, regulation, order, guideline or request (a "Change in Law"), which (A) changes the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, pursuant to the laws of the jurisdiction in which such Bank is organized or in which such Bank's principal office or applicable lending office is located or any subdivision thereof or therein and Taxes for which a payment is required pursuant to Section 3.04(a)),
      (B) changes official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (C) imposes any other condition affecting such Bank or the relevant interbank market or the position of such Bank in such market; or

         (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any Change in Law, (y) impossible by compliance by any Bank in good faith with any governmental request made after the date of this Agreement (whether or not having force of law) or
      (z) impracticable as a result of a Change in Law which materially and adversely affects the relevant interbank market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) or (iii)(z) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clauses (i) and
(iii)(z) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its reasonable discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, based on averaging and attribution methods among customers which are reasonable, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent written notice on the same date that the Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent and the affected Bank, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan; PROVIDED that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If any Bank shall have determined that, after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitment or Loans hereunder or its obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the penultimate sentence of this clause (c), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. In determining such additional amounts, each Bank will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower (a copy of which shall be sent by such Bank to the Administrative Agent), which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Bank's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

            1.11 COMPENSATION. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans, but excluding loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower); (ii) if any repayment (including any repayment made pursuant to Section 3.01 or 3.02 or a result of an acceleration of the Loans pursuant to Section 8 or as a result of the replacement of a Bank pursuant to Section 1.13 or 12.12(b)) or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

            1.12 CHANGE OF LENDING OFFICE. (a) Each Bank may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Bank; PROVIDED, that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11 or 3.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12(b)) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

            (b) Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or Section
3.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10 and 3.04.

            1.13 REPLACEMENT OF BANKS. (a) (i) If any Bank defaults in its obligations to make Loans, (ii) if any Bank refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b) or (iii) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or Section 3.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs, the Borrower shall have the right, in accordance with the requirements of
Section 12.04(b), if no Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with an Eligible Transferee or Eligible Transferees (collectively, the "Replacement Bank"), reasonably acceptable to the Administrative Agent, PROVIDED that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and

Assumption Agreements pursuant to Section 12.04(b) (and with the assignment fee payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitment or the outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to the Replaced Bank in respect thereof an amount equal to the sum of the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

            (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of the proviso contained in Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement (including, without limitation, Sections 1.10, 1.11, 3.04, 12.01 and 12.06), which shall survive as to such Replaced Bank.

            1.14 LIMITATIONS ON ADDITIONAL AMOUNTS, ETC. Notwithstanding anything to the contrary contained in Section 1.10, 1.11 or 3.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under the respective Section within 180 days after the date such Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11 or 3.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11 or 3.04, as the case may be; PROVIDED that if the circumstances giving rise to such claims have a retroactive effect, then such 180-day period shall be extended to include the period of such retroactive effect. Notwithstanding anything to the contrary in this Agreement, this Section
1.14 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11 and 3.04.

            SECTION 2.  REDUCTIONS OF COMMITMENT.

            2.01 MANDATORY REDUCTION OF COMMITMENTS. (a) The Total Commitment (and the Commitment of each Bank) shall terminate in its entirety on January 31, 2001 unless the Closing Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.01, the Total Commitment (and the Commitment of each Bank) shall be terminated on the Closing Date, in each case after giving effect to the incurrence of Loans on such date.

            SECTION 3. PREPAYMENTS; PAYMENTS; TAXES.

            3.01 VOLUNTARY PREPAYMENTS. The Borrower shall have the right to prepay Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions:

           (i) the Borrower shall give the Administrative Agent at its Notice Office (x) written notice prior to 12:00 Noon (New York time) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans and (y) written notice prior to 12:00 Noon (New York time) at least one Business Day prior to the date of such prepayment in the case of Base Rate Loans of its intent to prepay the Loans, the amount of such prepayment and the Types of Loans to be prepaid, and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks;

          (ii) each prepayment shall be in an aggregate principal amount of at least the applicable Minimum Borrowing Amount; PROVIDED that no partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount; and

         (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans.

            3.02 MANDATORY REPAYMENTS. (a) The Borrower shall, subject to the provisions contained in Section 11, repay the Loans in full, (A) upon the occurrence of a Change of Control, (B) if the Merger shall not have been consummated substantially in accordance with the terms of the Merger Agreement and the requirements of all applicable laws on or before the earlier of the 90th day following the Closing Date and May 1, 2001, (C) if, on the Merger Date, the Borrower has not complied with each of the requirements set forth in Section
6.12 in a manner reasonably satisfactory to the Administrative Agent, (D) if, on the Merger Date, the aggregate amount paid or payable by the Borrower under the Merger Agreement in respect of options to purchase shares of Sunrise Common Stock exceeds $15,750,000.

            (b) All outstanding Loans shall be repaid in full on the Maturity Date.

            3.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto no later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            3.04 NET PAYMENTS; TAXES. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 3.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income of such Bank pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Bank is located as such Bank shall determine are payable by such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. Without duplication of amounts payable pursuant to the foregoing provisions of this Section 3.04(a), the Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 3.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Bank's entitlement to a complete exemption from

United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. Each other Bank agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, one or more accurate and complete original signed copies (as the Borrower or Administrative Agent may reasonably request) of United States Internal Revenue Service Form W-9 or successor applicable form (if required by law), as the case may be, providing the employer identification number for such Bank. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to the benefit of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 3.04(b)(ii) Certificate or Form W-9 (or any successor forms), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such form of certificate pursuant to this Section 3.04(b). Notwithstanding anything to the contrary contained in Section 3.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 3.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 3.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.04, the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 3.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such income or similar Taxes.

            (c) If the Borrower pays any additional amount under this Section
3.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such

Bank shall pay the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Bank in such year as a consequence of such Tax Benefit; provided, however, that (i) any Bank may determine in its sole discretion consistent with the policies of such Bank whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax carryover or carryback of such Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to the Borrower pursuant to this Section 3.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Bank pursuant to this Section 3.04 without any exclusions or defenses; and (iii) nothing in this
Section 3.04(c) shall require a Bank to disclose any confidential information to the Borrower (including, without limitation, its tax returns).

            SECTION 4. CONDITIONS PRECEDENT. The obligation of each Bank to make Loans hereunder is subject, at the time of the making of such Loans, to the satisfaction of the following conditions:

            4.01 EXECUTION OF AGREEMENT; NOTES. On or prior to the Closing Date
(i) this Agreement shall have been executed and delivered as provided in Section
12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks requesting them the appropriate Notes executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

            4.02 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of making such Loans and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Loans (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            4.03 OFFICER'S CERTIFICATE. On the Closing Date, the Administrative Agent shall have received a certificate dated such date signed by the President or any Vice President of the Borrower stating that all of the applicable conditions set forth in Section 4.02, 4.07, 4.10 and 4.12 have been met.

            4.04 OPINIONS OF COUNSEL. On the Closing Date, the Administrative Agent shall have received from (i) Simpson Thacher & Bartlett, special counsel to the Borrower, an opinion addressed to the Administrative Agent and each of the Banks and dated the Closing Date covering the matters set forth in Exhibit D-1, (ii) Steven Jaye, Esq., the General Counsel of Sunrise, an opinion addressed to the Administrative Agent and each of the Banks and dated the Closing Date covering the matters set forth in Exhibit D-2, (iii) White & Case LLP, counsel to the Administrative Agent, an opinion addressed to the Administrative Agent and each of the Banks and dated the Closing Date covering the matters set forth in Exhibit D-3, and (iv) unless otherwise agreed by the Administrative Agent, counsel rendering such opinions, reliance letters addressed to the Administrative Agent and each of the Banks dated the Closing Date with respect to all legal opinions (if any) delivered in connection with the Transaction, which reliance letters shall be in form and substance reasonably satisfactory to the Administrative Agent.

            4.05 CORPORATE DOCUMENTS; PROCEEDINGS. (a) On the Closing Date, the Administrative Agent shall have received certificates, dated the Closing Date, signed by an Authorized Officer of each of the Borrower and VCP IV and attested to by a second Authorized Officer of such Person, substantially in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their equivalents) of such Person and the resolutions of such Person referred to in such certificate, and the foregoing shall be reasonably acceptable to the Administrative Agent.

            (b) On the Closing Date, all corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            4.06 SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS; CONTRACTS. On or prior to the Closing Date, there shall have been delivered to the Administrative Agent a list or schedule of all of the documents listed below, which list or schedule shall be certified as true and complete by an appropriate officer of the Borrower (and copies of each of the documents set forth on such list or schedule shall have been made available to the Administrative Agent):

           (i) all material agreements entered into (or to be entered into) by Holdings or Sunrise or any Subsidiary of Holdings or Sunrise as of the Closing Date governing the terms and relative rights of its capital stock (collectively, the "Shareholders' Agreements");

          (ii) all material agreements with members of, or with respect to the, management of Holdings or Sunrise or any Subsidiary of Holdings or Sunrise in effect as of the Closing Date (or to come into effect as of the Merger
      Date), other than Employment Agreements (collectively, the "Management Agreements");

         (iii) any material employment agreements entered into (or to be entered into) by Holdings or Sunrise or any Subsidiary of Holdings or Sunrise as of the Closing Date (collectively, the "Employment Agreements"); and

          (iv) all material contracts, agreements or understandings entered into (or to be entered into) between Holdings or Sunrise or any of their Subsidiaries on the one hand, and any Person (other than Holdings and Sunrise and their Subsidiaries) who is an Affiliate of Holdings or Sunrise, on the other hand (collectively, the "Affiliate Contracts").

            4.07 CONSUMMATION OF THE TRANSACTION. (a) The Transaction, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders or members of the parties thereto, and all Transaction Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The Transaction (other than the Merger, the Refinancing and the payment of fees and expenses) shall have been consummated in accordance with all applicable law and the respective Transaction Documents.

            (b) On or prior to the Closing Date, (i) VCP IV and PAEP, together with other investors and/or lenders reasonably satisfactory to the Required Banks, shall have made a capital contribution and/or loans to the Parent of at least $144,000,000 in cash (and, in the case of such Persons making capital contributions, in exchange for all the outstanding limited liability company units of the Parent) (the "Equity Financing") (and all of the proceeds from the Equity Financing shall have been concurrently contributed as equity (the terms and conditions of which shall be reasonably satisfactory to the Administrative Agent) by the Parent to the Intermediate Parent, by the Intermediate Parent to Holdings and by Holdings to Newco) and (ii) Newco shall have used all of the proceeds from the Equity Financing to purchase shares of Sunrise Common Stock tendered pursuant to the Tender Offer.

            (c) On or prior to the Closing Date, Holdings and Newco shall have entered into the Senior Credit Facility, which shall provide for one or more term loan facilities of at least $165,000,000, and a revolving credit facility of at least $50,000,000, and the conditions to the initial borrowing thereunder shall have occurred concurrently or shortly thereafter.

            (d) On the Closing Date, (i) each of the conditions to purchase contained in the Tender Offer Documents shall have been satisfied in all material respects (and not waived) to the reasonable satisfaction of the Administrative Agent and (ii) all shares of Sunrise Common Stock to be purchased on such date shall have been tendered to Newco, and such shares shall not have been validly withdrawn and shall be available for purchase in accordance with the terms and conditions of the Tender Offer Documents.

            (e) On the Closing Date, the Net Debt of Sunrise and its Subsidiaries shall not exceed the Net Debt Maximum.

            (f) On or prior to the Closing Date, there shall have been delivered to the Banks true and correct copies of all Documents entered into in connection with the Transaction (including, without limitation, the Tender Offer Documents, the documents governing the Equity Financing, the Senior Loan Documents, the documents governing the Refinancing and the Merger Documents then in existence), and, to the extent different from the Tender Offer Documents or any of the exhibits thereto, all of the material terms and conditions of such Documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (g) On the Closing Date after giving effect to the Transaction, the ownership and capital structure (including, without limitation, the terms of any equity interests, options, warrants or other securities issued or to be issued by Holdings or Sunrise or any of their Subsidiaries) as of the Closing Date and management of Holdings and Sunrise and their

Subsidiaries shall be as disclosed to the Administrative Agent prior to the Effective Date or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

            (h) On or prior to the Closing Date, all material conditions precedent to the consummation of the Transaction (other than the Merger and the Refinancing) as is set forth in the documentation related thereto shall have been satisfied in all material respects and not waived.

            4.08 VESTAR GUARANTY. On the Closing Date, VCP IV shall have duly authorized, executed and delivered the Vestar Guaranty, and the Vestar Guaranty shall be in full force and effect.

            4.09 MATERIAL ADVERSE CHANGE, ETC. On or prior to the Closing Date, since June 30, 2000, nothing shall have occurred (and the Banks shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Banks shall reasonably determine (a) could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of the Borrower to perform its obligations to the Administrative Agent and the Banks under this Agreement or (b) could reasonably be expected to have a materially adverse effect on the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Sunrise and its Subsidiaries taken as a whole (it being understood and agreed that the consummation of the Restructuring in and of itself shall be deemed not to have had such effect so long as (i) such Restructuring is completed within 30 months following the Closing Date, (ii) the Capital Expenditures made in connection therewith do not exceed $17,000,000 and (iii) the operating expenses incurred in connection therewith do not exceed $34,400,000).

            4.10 LITIGATION. On the Closing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document, the Transaction, or any documentation executed in connection herewith or with respect to the transactions contemplated hereby (in the case of the foregoing, except as described on Schedule III), or which the Administrative Agent or Required Banks shall reasonably determine could reasonably be expected to have a materially adverse effect on the Transaction or on the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of Sunrise and its Subsidiaries taken as a whole.

            4.11 FEES, ETC. On the Closing Date, the Borrower shall have paid in full to the Administrative Agent and the Banks all costs, fees and expenses (including, without limitation, all reasonable out-of-pocket legal fees and expenses) payable to the Administrative Agent and the Banks to the extent then due pursuant hereto or as otherwise agreed between Holdings and the Administrative Agent.

            4.12 APPROVALS. All necessary governmental and material third party approvals in connection with the Transaction and the other transactions contemplated by the Documents (other than the Merger and the Refinancing) and otherwise referred to herein or therein (including, but not limited to, those approvals required in respect of existing permits and transfers of contract rights) shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the reasonable judgment of the Administrative Agent or the Required Banks, materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents or the making of the Loans.

            4.13 FINANCIAL STATEMENTS; PROJECTIONS; MANAGEMENT LETTER REPORTS. On or prior to the Closing Date, the Administrative Agent shall have received:

           (i) the consolidated balance sheet of Sunrise and its Subsidiaries as at June 30, 2000 and September 30, 2000, and the related statements of income, retained earnings and cash flows for the fiscal year or three-month period, respectively, ended as such dates, which, in the case of the annual statement, has been examined or reviewed by independent certified public accountants, who delivered an unqualified opinion in respect thereof; and

          (ii) the pro forma (after giving effect to the Transaction and the related financing thereof, as if same had occurred on such date) consolidated balance sheet of Holdings as at September 30, 2000;

all of which financial statements in clause (i) shall be prepared in accordance with generally accepted accounting principles consistent with past practices and which pro forma balance sheet shall be in form and substance reasonably satisfactory to the Administrative Agent.

            4.14 NOTICE OF BORROWING. Prior to the making of the Loans, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

            4.15 ERISA OPINION. On or prior to the Closing Date, the Administrative Agent shall have received from the Borrower a copy of the ERISA opinion previously issued by ERISA counsel to the Guarantor pursuant to the Partnership Agreement.

            SECTION 5. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties, on behalf of itself and its Subsidiaries, in each case after giving effect to the Transaction consummated on the Closing Date, with the making of each Loan on the Closing Date being deemed to constitute a representation and warranty that the matters specified in this
Section 5 are true and correct in all material respects on and as of the Closing Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

            5.01 STATUS. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing or, in the case of any Subsidiary, so organized or existing, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified, have such authority or be in good standing, which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

            5.02 POWER AND AUTHORITY. Each of the Borrower and VCP IV has the corporate or other power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of each such Document. Each of the Borrower and VCP IV has duly executed and delivered each of the Documents to which it is party, and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

            5.03 NO VIOLATION. Neither the execution, delivery or performance by any of the Borrower and VCP IV of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality,
(ii) will conflict with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws or other organizational documents, as applicable, of the Borrower or any of its Subsidiaries.

            5.04 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (i) to authorize, or is required in connection with, the execution, delivery and performance of any Document by any of the Borrower and VCP IV or (ii) to ensure the legality, validity, binding effect or enforceability of any such Document with respect to any of the Borrower and VCP IV, except (A) those which have been obtained or made prior to the Closing Date or (B) those the absence of which, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on either (x) the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (y) the rights or remedies of the Banks or the Administrative Agent or on the ability of the Borrower or any of its Subsidiaries to perform their respective obligations hereunder and under the other Documents to which they are, or will be, a party.

            5.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES. (a) The consolidated statements of financial condition of Sunrise and its Subsidiaries at June 30, 2000 and at September 30, 2000 and the related consolidated statements of income and cash flows of Sunrise and its Subsidiaries for the fiscal year or three-month period, as the case may be, ended on such date, and furnished to the Banks prior to the Closing Date, present fairly (subject to normal year-end adjustments in the case of the September 30, 2000 financial statements) the consolidated financial condition of Sunrise and its Subsidiaries at the date of such consolidated statements of financial condition and the consolidated results of the operations of Sunrise and its Subsidiaries for the respective fiscal year or three-month period, as the case may be. All such consolidated financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied. The pro forma consolidated balance sheet of the Borrower as of September 30, 2000, a copy of which has heretofore been furnished to each Bank, presents a good faith estimate of the consolidated pro forma financial condition of the Borrower after giving effect to the Transaction at the date thereof. Since June 30, 2000, there has been no material adverse change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole (it being understood and agreed that the consummation of the Restructuring in and of itself shall be deemed not to constitute such a change so long as (i) such Restructuring is completed within 30 months following the Closing Date, (ii) the Capital Expenditures made in connection therewith do not exceed $17,000,000 and (iii) the operating expenses incurred in connection therewith do not exceed $34,400,000).

            (b) On and as of the Closing Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness (including the Loans) being incurred or assumed on such date and Liens created by the Borrower and its Subsidiaries in connection therewith, (x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries (on a consolidated basis) and of the Borrower (on a stand-alone basis) will exceed their respective debts, (y) each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) each of the Borrower and its Subsidiaries (on a consolidated basis) and the Borrower (on a stand-alone basis) has sufficient capital with which to conduct its business. For purposes of this Section 5.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (c) Except as fully disclosed in the financial statements delivered pursuant to Section 5.05(a), there were as of the Closing Date no liabilities or obligations with respect to the Borrower or Sunrise or any of their Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be materially adverse to the Borrower and Sunrise and their Subsidiaries taken as a whole.

            5.06 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to the Transaction, the Credit Documents, or any other Document (except as described on Schedule III and any other actions, suits or proceedings relating to or arising from a similar cause of action) or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and Sunrise and their Subsidiaries taken as a whole.

            5.07 TRUE AND COMPLETE DISCLOSURE. Except to the extent set forth in the immediately succeeding sentence, all factual information (taken as a whole) furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The financial projections and other pro forma financial information contained therein are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Administrative Agent and the Banks that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from the projected results.

            5.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of the Loans shall be used by the Borrower (i) to effect the Transaction and (ii) to pay fees and expenses related to the Transaction; PROVIDED that any proceeds of Loans which are not utilized on the Closing Date shall be deposited into the escrow account created under the Escrow Agreement (as defined in the Senior Credit Facility) and shall be subject to the terms thereof.

            (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock; PROVIDED that the Borrower may use the proceeds of Loans to purchase Margin Stock pursuant to the Tender Offer in compliance with Regulations T, U and X. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            5.09 TAX RETURNS AND PAYMENTS. Each of the Borrower and Sunrise and each of their Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) thereof or with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of each of the Borrower and Sunrise and their Subsidiaries, as the case may be. The Returns accurately reflect in all material respects all liability for taxes of the Borrower and Sunrise and their Subsidiaries as a whole for the periods covered thereby. Each of the Borrower and Sunrise and their Subsidiaries have paid all material taxes payable by them which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. As of the Closing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower or Sunrise or any of their Subsidiaries, threatened in writing by any authority regarding any taxes relating to the Borrower or Sunrise or any of their Subsidiaries. As of the Closing Date, none of the Borrower or Sunrise or any of their Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material taxes of the Borrower or Sunrise or any of their Subsidiaries. None of the Borrower or Sunrise or any of their Subsidiaries has provided, with respect to it or property held by it, any consent under Section 341 of the Code. None of the Borrower or Sunrise or any of their Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (excluding any future tax liabilities of the Borrower or Sunrise or any of their Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

            5.10 ERISA. (a) Schedule IV sets forth each Plan under which Holdings, the Borrower or any of their Subsidiaries have, or are reasonably expected to have, a material liability. Each Plan (and each related trust, insurance contract or fund) other than any Foreign Pension Plan is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code except where failure to be so qualified could not reasonably be expected to give rise to a material liability; no Reportable Event has occurred with respect to any Plan, other than a Foreign Pension Plan, that is reasonably likely to give rise to a material liability; no Multiemployer Plan is insolvent or in reorganization; no Plan (other than a Foreign Pension Plan) has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, would result or reasonably be expected to result in a material liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan (other than a Foreign Pension Plan) and each Multiemployer Plan have been timely made except to the extent that any failure to make such contribution will not result in a material liability; neither the Borrower or any of their Subsidiaries nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,

4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Plan or Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or, to the knowledge of the Borrower, investigation with respect to the administration, operation or the investment of assets of any Plan (other than a Foreign Pension Plan) (other than routine claims for benefits) is pending, expected or threatened other than any such event that could not reasonably be expected to result in a material liability; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Borrower or any of its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof, would not result or reasonably be expected to result in a material liability; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower or any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, to the extent required, except to the extent that any such noncompliance will not result in or reasonably be expected to result in a material liability; no lien imposed under the Code or ERISA on the assets of the Borrower or any of their Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan or Multiemployer Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan (other than a Foreign Pension Plan) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform their obligations under this Agreement.

            (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Borrower nor any of their Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. Except as set forth on Schedule IV, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of the actuarial assumptions set forth in the most recent actuarial report for such plan, did not exceed the aggregate of (i) the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities and (ii) the amount then reserved on the Borrowers' consolidated balance sheet in respect of such liabilities (and such amount reserved on Borrowers' consolidated balance sheet is not likely to have a material adverse effect on the business, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole).

            5.11 PROPERTIES. Each of the Borrower and each of its Subsidiaries has good and marketable title to all material properties owned by them, including all material property reflected in the consolidated balance sheets of the Borrower referred to in Section 5.05(a) (except as sold or otherwise disposed of since the date of such balance sheets as permitted by this Agreement or the Documents) clear of all Liens, other than (i) as referred to in the balance sheet or in the notes thereto or in the pro forma balance sheet or (ii) Permitted Liens.

            5.12 CAPITALIZATION. On the Closing Date, except as set forth on
Schedule V (and other than any applicable statutory preemptive rights), neither Holdings nor any Subsidiary of Holdings has outstanding any securities convertible into or exchangeable for its stock or membership interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its stock or membership interests.

            5.13 SUBSIDIARIES. Schedule VI lists each Subsidiary of the Borrower, and the direct and indirect ownership interest of the Borrower therein, in each case as of the Closing Date and after giving effect to the Transaction.

            5.14 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

            5.15 INVESTMENT COMPANY ACT. None of the Borrower or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            5.16 PUBLIC UTILITY HOLDING COMPANY ACT. None of the Borrower or any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            5.17 ENVIRONMENTAL MATTERS. (a) Each of the Borrower and each of its Subsidiaries has complied and is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no past, pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property currently or, to the best knowledge of the Borrower or any of its Subsidiaries, previously owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently owned or operated by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower or any of its Subsidiaries, on any formerly owned or operated Real Property or any property adjoining or in the vicinity of any currently owned or operated Real Property that could reasonably be expected (i) to form the basis of an

Environmental Claim against the Borrower or any of its Subsidiaries or any currently owned or operated Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries except in compliance with all Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property by the Borrower's or such Subsidiary's business. There are not now any underground storage tanks owned or operated by the Borrower or of its Subsidiaries located on any Real Property owned or operated by the Borrower or any of its Subsidiaries.

            (c) Notwithstanding anything to the contrary in this Section 5.17, the representations made in this Section 5.17 shall only be untrue if the effect of the failures, noncompliance and other circumstances of the types described above, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

            5.18 LABOR RELATIONS. None of the Borrower or any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

            5.19 INTELLECTUAL PROPERTY. Each of the Borrower and each of its Subsidiaries owns or possesses valid licenses or other legal rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary intellectual property rights necessary for the present and proposed conduct of its business, without any known conflict with the rights of others except, with respect to any matter specified in this Section 5.19, as could not reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

            5.20 INDEBTEDNESS. Schedule VII sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries as of the Closing Date and which is to remain outstanding after giving effect to the consummation of the Transaction (excluding Indebtedness permitted under Section 7.04, other than clause (ii) thereof, all such non-excluded Indebtedness, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

            5.21 TRANSACTION. At the time of consummation thereof, each element of the Transaction shall have been consummated in accordance in all material respects with the terms of the relevant Documents therefor and all applicable laws.

            5.22 REPRESENTATIONS AND WARRANTIES IN DOCUMENTS. All representations and warranties of the Borrower and VCP IV set forth in the Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            5.23 SPECIAL PURPOSE CORPORATION. Each of the Parent, Intermediate Parent, Holdings and Newco was formed solely to effect the Transaction and/or the Dynavox Restructuring and, except in connection therewith (and as contemplated by the Documents), has no significant assets or liabilities (other than (i) Sunrise Common Stock acquired by Newco pursuant to the Tender Offer and
(ii) under this Agreement and the other Documents to which it is party) and has engaged in no substantial business activities.

            5.24 INSURANCE. Set forth on Schedule VIII hereto is a true, correct and complete list of all material insurance carried by the Borrower on and as of the Closing Date.

            SECTION 6. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees for itself and each of its Subsidiaries that on and after the Closing Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated and the Loans and Notes, together with all accrued but unpaid interest and other Obligations, are paid in full:

            6.01 INFORMATION COVENANTS. The Borrower will furnish to the Administrative Agent (which shall promptly distribute a copy to each Bank):

            (a) MONTHLY FINANCIAL STATEMENTS. As soon as practicable, and in any event within 45 days after the close of each monthly accounting period of each fiscal year (other than the last monthly accounting period in any fiscal quarter and fiscal year), commencing with the later of the period ending February 2, 2001 and the monthly accounting period following the month in which the Merger Date occurs, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of each such monthly accounting period and the related consolidated statement of income and the related consolidated statement of cash flows for each such monthly accounting period and for the elapsed portion of the fiscal year ended with the last day of each such monthly accounting period, setting forth comparative figures for the corresponding monthly accounting period in the prior fiscal year.

            (b) QUARTERLY FINANCIAL STATEMENTS. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of Holdings, commencing with the later of the period ending on or about March 31, 2001 and the quarterly accounting period in which the Merger Date occurs, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of each such quarterly accounting period and the related consolidated statement of income and the related consolidated statement of cash flows for each such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of each such quarterly accounting period (other than the fourth quarterly accounting period), setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or treasurer of Holdings that they fairly present in all material respects the financial condition of Holdings and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and shall be accompanied by a management narrative of the results of operations and financial condition with respect to such period.

            (c) ANNUAL FINANCIAL STATEMENTS. Within 90 days after the close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and the related consolidated statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by any of the "big five" independent certified public accountants or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that such audit was conducted in accordance with generally accepted auditing standards.

            (d) BUDGETS. No later than 60 days after the first day of each fiscal year of Holdings, a budget in form reasonably satisfactory to the Administrative Agent (including budgeted statements of income and cash flows and balance sheets) prepared by Holdings for (x) each quarterly accounting period in such fiscal year prepared in detail and (y) such fiscal year prepared in summary form, in each case, of Holdings and its Subsidiaries on a consolidated basis, accompanied by the statement of the chief financial officer or treasurer of Holdings to the effect that, to the best of such officer's knowledge, the budget is a reasonable good faith estimate of the period covered thereby. Additionally, within 60 days after the consummation of each Permitted Acquisition, a budget in the form described above for the business, division or Person acquired pursuant to such Permitted Acquisition.

            (e) OFFICERS' CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 6.01(b) and (c), a certificate of the chief financial officer or treasurer of the Borrower to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 7.03, 7.04 and 7.05 at the end of such fiscal quarter or year, as the case may be.

            (f) MANAGEMENT LETTERS. Promptly after Holdings' or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received by Holdings, or such Subsidiary from its certified public accountants and the management's responses thereto.

            (g) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within five Business Days after an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default (PROVIDED such Default or Event of Default is continuing) and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (y) with respect to any Credit Document.

            (h) OTHER REPORTS AND FILINGS. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, administrative agent or other representative therefor) (but excluding administrative and other immaterial notices pursuant to such Indebtedness documentation) and not otherwise required to be delivered hereunder.

            (i) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 30 Business Days after, an executive, financial or compliance officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, PROVIDED that in any event the Borrower and its Subsidiaries shall deliver to the Banks all material notices relating to such matters received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to,
CERCLA:

           (i) any pending or threatened (in writing) Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

          (ii) any condition or occurrence on, or arising from, any Real Property owned or operated by the Borrower or any of its Subsidiaries that
      (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

         (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transfer-ability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's, or such Subsidiary's response thereto.

            (j) ANNUAL MEETINGS WITH BANKS. At the request of the Administrative Agent, the Borrower shall, once during each fiscal year, hold a meeting (at a mutually agreeable location and time) with all of the Banks at which meeting the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year shall be reviewed, PROVIDED that, so long as the Borrower represents more than 80% of the assets of Holdings, the Borrower may, at its option, hold such meeting concurrently with any equivalent meeting required to be held by Holdings under the terms of the Senior Credit Facility.

            (k) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or any Bank may reasonably request in writing.

            6.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles (or the comparable foreign equivalent thereof) and all requirements of law shall be made of all material dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or any of its Subsidiaries, and, subject to the foregoing requirements, to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals, upon such reasonable notice and to such reasonable extent as the Administrative Agent or such Bank may request.

            6.03 MAINTENANCE OF PROPERTY; INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material property necessary and useful in its business in good working order and condition, (ii) maintain insurance on its property with reputable and solvent insurance companies in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

            6.04 FRANCHISES, ETC. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and licenses; PROVIDED, HOWEVER, that nothing in this Section 6.04 shall prevent
(i) transactions permitted by Section 7.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

            6.05 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

            6.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) (i) The Borrower will comply, and will use its best efforts to cause each of its Subsidiaries to comply, with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except to the extent that the failure to comply with the requirements specified in clause (i) or (ii) above, either individually or in the aggregate, could not reasonably be expected to result in liability under Environmental Laws that could have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. If required to do so under any applicable legally binding directive or order of any governmental agency, the Borrower agrees to undertake, and cause its Subsidiaries to undertake, to the extent required under applicable Environmental Laws, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned or operated by the Borrower or any of its Subsidiaries in accordance with the requirements of all applicable Environmental Laws and in accordance with such legally binding orders and directives of all governmental authorities, except to the extent that (x) the Borrower or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by generally accepted accounting principles or (y) the failure to take any such action could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

            (b) At the written request of the Administrative Agent or the Required Banks, at any time and from time to time as is reasonable after (i) the Obligations have become due and payable pursuant to Section 8 or (ii) the Banks receive notice under Section 6.01(i) for any event for which notice is required to be delivered with respect to conditions at any Real Property, the Borrower will provide, at their sole cost and expense, an environmental site assessment report of reasonable scope and expense concerning any relevant Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm approved by the Administrative Agent in its reasonable discretion, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and the Borrower, to the extent the Borrower has the authority to do so, shall grant and hereby grants, to the Administrative Agent and the Banks and their Administrative Agents, access to such Real Property and specifically grants the Administrative Agent and the Banks an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrowers' expense.

            6.07 ERISA. As soon as possible and, in any event, within 15 days after the Borrower or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, and provided that any such occurrence could reasonably be expected to result in a material liability to Holdings, the Borrower or any of their Subsidiaries, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower or any such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, or a Plan or Multiemployer Plan participant and any notices received by the Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower or any of its Subsidiaries has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application is reasonably expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan or Multiemployer Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has an Unfunded Current Liability; that proceedings are reasonably expected to be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or are reasonably expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any of its Subsidiaries are reasonably expected to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. The Borrower will deliver to each of the Banks copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. At the request of the Administrative Agent, the Borrower will also deliver to the Administrative Agent, which request may only be made for those filings (as set forth hereinbelow) in the year in which such filings are due or for the prior years, a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan, other than a Multiemployer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC (other than PBGC Form 1) or any other government agency, and any material notices received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Banks no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by the Borrower, any of its Subsidiaries or the ERISA Affiliate, as applicable. The Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing would not be reasonably likely to result in a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole.

            6.08 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower will cause
(i) each of its, and each of its material Subsidiaries', fiscal years to end on the Friday closest to June 30 of each year and (ii) each of such Person's fiscal quarters to be consistent with such a fiscal year.

            6.09 PERFORMANCE OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; PROVIDED that the failure to pay any Indebtedness shall not constitute a breach of this Section 6.09 unless it shall give rise to an Event of Default under Section 8.04.

            6.10 PAYMENT OF TAXES. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon the Borrower or its Subsidiaries or upon the income or profits of the Borrower or its Subsidiaries, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge not otherwise permitted under Section 7.01(i) upon any properties of the Borrower or any such Subsidiary; PROVIDED that none of the Borrower, or any such Subsidiary shall be required to pay any such material tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings so long as the Borrower or any such Subsidiary maintains adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            6.11 OWNERSHIP OF SUBSIDIARIES. The Borrower will at all times ensure that each of its Subsidiaries (other than Dynavox LLC) remains as a Wholly-Owned Subsidiary except (i) prior to the Merger Date, (ii) to the extent that any such Subsidiary is merged, consolidated or liquidated in a transaction permitted by Section 7.02(v) or (vi) and (iii) for non-Wholly-Owned Subsidiaries acquired after the Closing Date pursuant to Section 7.05(xviii).

            6.12 CONSUMMATION OF THE MERGER. No later than the earlier of (x) 90 days following the Closing Date and (y) May 1, 2001, (i) the Borrower shall cause the Merger to be consummated, and (ii) all conditions precedent to the consummation of the Merger as set forth in the Merger Documents shall have been satisfied, and not waived in any material respect unless consented to by the Administrative Agent. On the date of the consummation thereof, the Merger shall have been consummated in accordance in all material respects with the terms and conditions of the Merger Documents and all applicable laws. On the Merger Date, the following actions shall have been taken and the following conditions and requirements shall have been satisfied:

            (a) Sunrise shall have duly authorized, executed and delivered to the Administrative Agent an Acknowledgment and Assumption substantially in the form of Exhibit E hereto (the "Borrower Acknowledgment and Assumption").

            (b) The Administrative Agent shall have received from (i) Simpson Thacher & Bartlett, special counsel to Sunrise, an opinion addressed to the Administrative Agent and each of the Banks and dated the Merger Date covering the matters set forth in Exhibit D-4 and (ii) Steven Jaye, Esq., General Counsel of Sunrise, an opinion addressed to the Administrative Agent and the Banks and dated the Merger Date covering the matters set forth in Exhibit D-5.

            (c) The Administrative Agent shall have received a certificate, dated the Merger Date, signed by an Authorized Officer of Sunrise and attested to by a second Authorized Officer of Sunrise, substantially in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or their equivalents) of Sunrise and the resolutions of Sunrise, and the foregoing shall be reasonably acceptable to the Administrative Agent.

            (d) All corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            (e) The total commitments in respect of the Indebtedness to be Refinanced shall have been terminated, and all loans with respect thereto shall have been repaid in full (or, in the event that the Merger is consummated pursuant to the "short-form" merger provisions of Section 253 of the Delaware General Corporation Law, in the case of any Indebtedness to be Refinanced referred to in clause (ii) of the definition thereof, unconditional and irrevocable prepayment arrangements reasonably satisfactory to the Administrative Agent shall have been entered into by the Borrower providing for the prepayment of such Indebtedness to be Refinanced within 30 days of the Merger Date), together with interest thereon, all letters of credit issued thereunder shall have been terminated (or either incorporated into the Senior Credit Facility as a letter of credit thereunder or supported with a letter of credit issued thereunder) and all other amounts due and owing pursuant to the Indebtedness to be Refinanced shall have been repaid in full and all documents in respect of the Indebtedness to be Refinanced and all guarantees with respect thereto shall have been terminated (except as to (x) indemnification provisions, which may survive, and (y) to the extent necessary to permit any prepayment during such 30-day period) and be of no further force or effect.

            (f) The limited liability company agreement in respect of Dynavox LLC (and any contribution agreement in respect thereof) shall be reasonably satisfactory to the Administrative Agent.

            (g) The Borrower shall have caused to be delivered to the Administrative Agent and the Banks a solvency certificate substantially in the form of Exhibit G, executed by the Chief Financial Officer of the Borrower, which certificate shall be addressed to the Administrative Agent and each of the Banks, be dated the Merger Date and set forth the conclusion that, after giving effect to the Transaction, each of the Borrower and its Subsidiaries (on a consolidated basis), and the Borrower (on a stand-alone basis) are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective business and will not have incurred debts beyond their ability to pay such debts as they mature and become due.

            6.13 PERMITTED ACQUISITIONS. Subject to the provisions of this
Section 6.13 and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Subsidiaries may from time to time after the Merger Date effect Permitted Acquisitions, so long as (i) the Borrower shall have given the Administrative Agent and the Banks at least 15 Business Days' prior written notice of any Permitted Acquisition, (ii) no Default or Event of Default is in existence at the time of entering into a legally binding agreement to consummate such Permitted Acquisition or would result immediately after giving effect thereto and all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of entering into a legally binding obligation to consummate such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (iii) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) and (ii).

            SECTION 7. NEGATIVE COVENANTS. The Borrower hereby covenants and agrees for itself and each of its Subsidiaries that on and after the Closing Date and until the Total Commitment is terminated and the Loans and Notes, together with all accrued but unpaid interest and other Obligations, are paid in full:

            7.01 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income, provided that the provisions of this Section 7.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

           (i) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established to the extent required by generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

         (iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule IX, and any renewals or extensions of such Liens, PROVIDED that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and
      (y) any such renewal or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

          (iv) Permitted Encumbrances;

           (v) Liens securing Senior Indebtedness;

          (vi) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

         (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 7.04(iii) or (xiii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

        (viii) Liens placed upon assets at the time of acquisition thereof by the Borrower or any of its Subsidiaries or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that, in either case, (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed the amount permitted under
      Section 7.04(iii) or (xiii) and (y) in all events, the Lien encumbering the assets so acquired does not encumber any other asset of the Borrower or any of its Subsidiaries;

          (ix) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary of the Borrower after the date hereof prior to the time such Person becomes a Subsidiary of the Borrower; PROVIDED that (i) such Lien was not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Borrower, (ii) such Lien shall not apply to any other property or assets of the Borrower or any of its Subsidiaries and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower;

           (x) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (xi) Liens arising from precautionary UCC financing statement filings or similar filings regarding operating leases;

         (xii) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

        (xiii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, utilities, performance and return-of-money bonds, contracts, Other Hedging Agreements and other similar obligations incurred in the ordinary course of business (exclusive of contracts and obligations in respect of the payment for borrowed money);

         (xiv) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xv) normal and customary rights of set-off upon deposits of cash in favor of banks and other depository institutions, and pledges of cash and marketable securities pursuant to the general business conditions of German banks;

         (xvi) the Borrower and its Subsidiaries may sell or assign overdue accounts receivable in connection with the collection thereof in the ordinary course of business;

        (xvii) Foreign Subsidiaries may grant Liens on their assets to secure Indebtedness outstanding under Section 7.04(ix) or (xiii) or Section 7.05
      (viii) or (ix);

       (xviii) Liens on assets subject to sale-leaseback transactions permitted under Section 7.02(xiii);

         (xix) Liens related to sales of installment sale contracts and/or receivables owned or formerly owned by SunMed Finance;

          (xx) any agreement not otherwise prohibited by this Agreement not intended to create a Lien but containing language permitting recharacterization if such intention is disregarded; and

         (xxi) Liens not otherwise permitted pursuant to this Section 7.01 which secure obligations permitted under this Agreement not exceeding $10,000,000 in the aggregate at any one time outstanding.

            7.02 CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, except that:

           (i) the Borrower and its Subsidiaries may make sales of inventory, equipment and other assets, including sales to other Subsidiaries of the Borrower, in the ordinary course of business;

          (ii) the Borrower and its Subsidiaries may make sales of assets, PROVIDED that (x) each such sale results in consideration at least 70% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash (provided that in lieu of cash the Borrower or such Subsidiary may receive, as consideration, assets which the Borrower or such Subsidiary would have been permitted to reinvest in under the terms of the Senior Credit Facility if the Borrower or such Subsidiary had received cash consideration) and (y) the aggregate sale proceeds from all assets subject to such sales shall not exceed $5,000,000 in any fiscal year of the Borrower;

         (iii) so long as no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may make sales of assets, PROVIDED that
      (x) each such sale is made for fair market value (as determined in good faith by the Borrower) and (y) each such sale results in consideration at least 70% of which (taking into account the amount of cash and the principal amount of any promissory notes received as consideration) shall be in the form of cash (provided that in lieu of cash the Borrower or such Subsidiary may receive, as consideration, assets which the Borrower or such Subsidiary would have been permitted to reinvest in under the terms of the Senior Credit Facility if the Borrower or such Subsidiary had received cash consideration);

          (iv) the Borrower and its Subsidiaries may lease (as lessor) or sublease real or personal property in the ordinary course of business;

           (v) any Foreign Subsidiary of the Borrower may be merged with and into, or be dissolved or liquidated into, or sell or otherwise transfer any of its assets to (x) the Borrower or (y) any Wholly-Owned Subsidiary of the Borrower;

          (vi) any Domestic Subsidiary of the Borrower may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to
      (x) the Borrower or (y) any Wholly-Owned Domestic Subsidiary of the Borrower; PROVIDED that, in the case of any transfer of any assets to Dynavox LLC, (I) the Borrower shall cause Dynavox LLC to provide an appraisal in respect of the fair market value of the assets to be transferred from an independent appraisal expert addressed to the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent and (II) Dynavox LLC shall attribute to such assets the fair market value determined by such appraisal expert; PROVIDED further that, such appraisal shall only be required to be delivered in respect of any such transfer of assets if the aggregate fair market value of the assets transferred to Dynavox LLC exceeds $100,000 during the fiscal year in which such asset transfer is to be effected;

         (vii) the Borrower and its Subsidiaries may sell or discount accounts receivable in the ordinary course of business, but only in connection with the collection or compromise thereof;

        (viii) the Borrower and its Subsidiaries may, in the ordinary course of business, license patents, trademarks, copyrights and know-how to third Persons or to the Borrower or any of its Subsidiaries, so long as each such license does not prohibit the granting of a Lien to the Borrower or such Subsidiary in the intellectual property covered by such license;

          (ix) the Transaction, the Restructuring and the Foreign Restructuring shall be permitted;

           (x)   the Corona Disposition shall be permitted;

          (xi)   the CCG Transaction shall be permitted;

         (xii) transactions permitted under Section 7.05 shall be permitted (including, without limitation, the purchase and sale of Cash Equivalents);

        (xiii) the Borrower and its Subsidiaries may enter into sale-leaseback transactions in addition to those permitted under clause (ix) above so long as the assets sold pursuant to this clause (xiii) do not have a fair market value in excess of $25,000,000;

         (xiv) the Dynavox Restructuring shall be permitted; and

          (xv) sales of installment sale contracts and/or receivables owned or formerly owned (individually or jointly) by SunMed Finance shall be permitted.

            7.03 DIVIDENDS. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

           (i) any Subsidiary of the Borrower may pay Dividends to (x) the Borrower or (y) any Wholly-Owned Subsidiary of the Borrower;

          (ii) the Borrower may pay cash Dividends to Holdings in the amounts and at the times of any payment by Holdings in respect of taxes so long as any refunds received by Holdings shall promptly be returned by Holdings to the Borrower;

         (iii) (a) the Borrower may pay cash Dividends to Holdings in an amount not to exceed $4,500,000 in any fiscal year so long as the proceeds thereof are promptly used by Holdings to pay expenses in the ordinary course of business or to pay cash dividends to the Intermediate Parent in an amount not to exceed $2,500,000 in any fiscal year so long as the proceeds thereof are promptly used by the Intermediate Parent to pay cash dividends to the Parent and such proceeds are promptly used by the Parent to pay fees and expenses incurred by the Parent in the ordinary course of business in connection with its role as the indirect parent of Holdings;

          (iv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may pay cash Dividends to Holdings so long as Holdings promptly uses such proceeds (or forwards such proceeds, directly or indirectly, to Parent which uses such proceeds) to redeem or purchase shares of its capital stock or other equity interests (or options to purchase its capital stock or other equity interests) held by management of Holdings or any of its Subsidiaries or employees following the termination of their employment (by death, disability, termination, resignation or retirement) or following a determination by management of Holdings in good faith that a hardship exists as to any member of management or any employee, PROVIDED that (x) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes and (y) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $8,000,000 in any fiscal year of Holdings (plus the amount available to be used pursuant to this clause (iv)(a)(y) in prior fiscal years and not so used, but in no event more than $30,000,000 in the aggregate after the Effective Date), PROVIDED that all such amounts shall be increased by (I) an amount equal to the net cash proceeds received by Holdings after the Effective Date from the sale or issuance of its equity interests (to the extent not used to effect a Permitted Acquisition) and (II) an amount equal to key man life insurance proceeds received by Holdings and its Subsidiaries after the Effective Date;

           (v) the Transaction shall be permitted (and the Borrower may pay cash Dividends to Holdings to enable Holdings to consummate the Transaction);

          (vi) the Borrower may pay Dividends to Holdings to enable Holdings or the Parent to make payments of the type referred to in Section 7.06(v),
      (ix) and (x);

         (vii) the Borrower may pay Dividends to Holdings to enable Holdings or the Parent to make loans of the type referred to in Section 7.05(iii);

        (viii) the Borrower may pay Dividends to Holdings to enable Holdings or the Parent to make required payments on any Permitted Earn-Out Debt and Permitted Earn-Out Preferred Equity in accordance with the terms thereof;

          (ix) non-Wholly-Owned Subsidiaries of Holdings (other than Dynavox
      LLC) acquired pursuant to Section 7.05(xviii) may pay Dividends, so long as any such Dividends are paid pro rata to all equity holdings of such Subsidiaries;

           (x) the CCG Transaction shall be permitted (to the extent same is considered a Dividend); and

          (xi) Dynavox LLC may pay Dividends to its members to allow such members to timely pay their taxes arising from the allocation to them of income of Dynavox LLC, with such taxes being calculated at an assumed tax rate equal to the highest federal, New York State and New York City individual tax rate applicable to the income of Dynavox LLC; provided, however, that all ordinary income from operations of Dynavox LLC will be allocated to the Borrower and/or its Subsidiaries through the fiscal year ending on or about June 30, 2002.

            7.04 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

           (i) Indebtedness incurred pursuant to this Agreement and the Notes;

          (ii) Existing Indebtedness to the extent the same is listed on
      Schedule VII, and any refinancing or renewals thereof, provided that any such refinancing and renewals shall not exceed the principal amount of, and shall not mature before such Existing Indebtedness outstanding at the time of the refinancing or renewal thereof;

         (iii) Indebtedness evidenced by Capitalized Lease Obligations and purchase money Indebtedness of the Borrower and its Subsidiaries, including any Indebtedness assumed in connection with the acquisition of assets, provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations, and the principal amount of all such Indebtedness incurred or assumed in each case after the Closing Date, permitted by this clause (iii) exceed $20,000,000 at any time outstanding;

          (iv) intercompany Indebtedness among Holdings and its Subsidiaries to the extent permitted by Section 7.05;

           (v) Indebtedness of the Borrower under Interest Rate Protection Agreements required under the terms of the Senior Credit Facility or entered into to protect the Borrower against fluctuations in interest rates in respect of the Obligations so long as management of the Borrower has determined that the entering into of such Interest Rate Protection Agreements are bona fide hedging activities;

          (vi) Indebtedness of the Borrower and its Subsidiaries under Other Hedging Agreements providing protection against fluctuations in currency or commodity values in connection with the Borrower or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

         (vii) the Borrower and its Subsidiaries may become liable as a guarantor with respect to obligations of the Borrower and any Subsidiaries, which obligations are otherwise permitted under this Agreement;

        (viii) Indebtedness in respect of those accounts receivable permitted to be sold or discounted pursuant to Section 7.02(vii);

          (ix) Indebtedness of Foreign Subsidiaries in respect of local lines of credit, letters of credit, bank guarantees and similar extensions of credit in an aggregate outstanding principal amount not to exceed $30,000,000 at any time;

           (x) Indebtedness of the Borrower under the Senior Credit Facility in an aggregate principal amount not to exceed $250,000,000;

          (xi) Indebtedness of the Borrower and its Subsidiaries under unsecured overdraft lines with commercial banks in the ordinary course of business and consistent with past practices, in an aggregate principal amount not to exceed $15,000,000 at any time;

         (xii) Contingent Obligations arising under shared loss agreements relating to vendor financing provided to customers in the ordinary course of business and consistent with past practices; and

        (xiii) additional Indebtedness of the Borrower and its Subsidiaries not otherwise permitted under this Section 7.04 not to exceed $20,000,000 in aggregate principal amount at any one time outstanding.

            7.05 ADVANCES, INVESTMENTS, LOANS, PURCHASE OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, (w) lend money or credit or make advances to any Person, (x) purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person (including, without limitation, any stock, obligations or securities of, or any other interest in, any other Person, but excluding purchases or other acquisitions of inventory, materials, equipment and other tangible and intangible assets in the ordinary course of business),
(y) make any capital contribution to any other Person or (z) purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that the following shall be permitted:

           (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents and Foreign Subsidiaries may make and own similar investments customary for countries in which they conduct business;

         (iii) the Borrower and its Subsidiaries may (x) make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $10,000,000, (y) make loans and advances to their respective employees for the purpose of enabling such employees to pay tax liabilities arising as a result of (I) the vesting or acceleration of restricted stock or membership interests in Holdings, the Intermediate Parent or the Parent, (II) the exercise of options or warrants to purchase Holdings Common Stock or membership interests in the Intermediate Parent or the Parent and (III) the acquisition of restricted membership interests in the Intermediate Parent or the Parent, so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $5,000,000, and
      (z) make loans to members of management to fund their purchase of equity interests of Holdings or the Parent so long as no cash is paid by Holdings or any of its Subsidiaries in connection therewith (or any cash so paid is promptly (and in any event within one Business Day) returned to Holdings or such Subsidiary);

          (iv) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 7.04(v);

           (v) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 7.04(vi);

          (vi) investments in existence on the Closing Date in Subsidiaries of the Borrower or listed on Schedule X shall be permitted, without giving effect to any additions thereto or replacements thereof;

         (vii) the Borrower may make intercompany loans to or other investments in any Domestic Subsidiary, any Subsidiary of the Borrower may make intercompany loans to or other investments in the Borrower or any Domestic Subsidiary, and any Domestic Subsidiary may make intercompany loans to or other investments in any other Domestic Subsidiary (any such intercompany loans, collectively, "Intercompany Loans");

        (viii) any Foreign Subsidiary may make intercompany loans to or other investments in any other Foreign Subsidiary;

          (ix) the Borrower or any Domestic Subsidiary may make intercompany loans to, or investments in, any Foreign Subsidiary (any such intercompany loans, collectively, "Foreign Subsidiary Loans"), PROVIDED that (x) such Foreign Subsidiary Loans and investments (excluding Foreign Subsidiary Loans and investments made in connection with the Foreign Restructuring) shall not exceed $40,000,000 at any time outstanding and (y) such Foreign Subsidiary Loans and investments made in connection with the Foreign Restructuring shall not exceed $40,000,000 at any time outstanding prior to the first anniversary of the incurrence of the first such Foreign Subsidiary Loan made in connection with the Foreign Restructuring and after such first anniversary shall not be permitted;

           (x) the Borrower and its Subsidiaries shall be permitted to make Capital Expenditures;

          (xi) the Borrower and its Subsidiaries may enter into transactions permitted under Section 7.02;

         (xii) the Borrower and its Subsidiaries may enter into guarantees to the extent permitted by Section 7.04;

        (xiii) the Borrower and any Subsidiary of the Borrower may make Permitted Acquisitions in accordance with the definition thereof and the other provisions of this Agreement;

         (xiv) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (xv) investments of any Person existing at the time such Person becomes a Subsidiary of the Borrower or at the time such Person merges or consolidates with the Borrower or any of its Subsidiaries, in either case, as the result of a Permitted Acquisition in compliance with the terms of this Agreement, provided that such investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Borrower or such merger or consolidation;

         (xvi) contingent payment rights received in sales of installment contracts in the ordinary course of business and consistent with past practices and sales of discount installment sales contracts and/or receivables formerly owned by SunMed Finance;

        (xvii) dealer financing arrangements entered into by the Borrower and its Subsidiaries in the ordinary course of business and consistent with past practices, so long as the aggregate principal amount outstanding under all such arrangements shall not exceed $20,000,000 at any time; and

       (xviii) the Borrower and its Subsidiaries may make additional advances, investments and loans after the Closing Date to the extent not otherwise permitted under this Section 7.05 (including, without limitation, joint venture investments) so long as the Unrecovered Amount of such advances, investments and loans does not exceed $22,500,000 in the aggregate (plus the proceeds of any equity issuance, to the extent such proceeds are not required to be applied to repay any loans outstanding under the Senior Credit Facility, not applied to make a Permitted Acquisition and not applied to make Capital Expenditures.

            7.06 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

           (i) the Transaction shall be permitted;

          (ii) Dividends may be paid to the extent provided in Section 7.03;

         (iii) transactions permitted under Section 7.02 shall be permitted;

          (iv) loans may be made and other transactions may be entered into by Holdings, the Borrower and its Subsidiaries to the extent permitted by
      Section 7.05;

           (v) the Borrower may make payments under the Management Agreement;

          (vi) the Borrower may make payments under other agreements listed on
      Schedule XI (in each case as in effect on the Closing Date);

         (vii) other transactions between or among the Intermediate Parent, Holdings, the Borrower and its Subsidiaries not involving any other Affiliate and not otherwise prohibited under this Agreement shall be permitted;

        (viii) customary fees may be paid to members of the Board of Directors of Holdings, the Borrower and its Subsidiaries for their services as directors not in excess of fees paid to directors who are not Affiliates;

          (ix) the Borrower may pay fees to VCP IV in accordance with the terms of the Vestar Guaranty, as long as such fees are permitted to be paid pursuant to the subordination provisions of the Vestar Guaranty;

           (x) the Borrower may make payments on or about the Closing Date to VCP IV and PAEP for investment banking fees in an aggregate amount not to exceed $5,000,000 plus expenses incurred by VCP IV and PAEP in connection with the Transaction; and

          (xi) to the extent that VCP IV (or an Affiliate of VCP IV) purchases the Loans pursuant to the Vestar Guaranty or otherwise has a right of subrogation against the Borrower, payments of principal, interest and fees in connection therewith.

            7.07 MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN AGREEMENTS; ETC. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or change its certificate of incorporation or limited liability company agreement or by-laws (if any), or any agreement entered into by it, with respect to its capital stock or other equity interests, or enter into any new agreement with respect to its capital stock or other equity interests, other than any amendments, modifications or changes, or any such new agreements which are not adverse in any material respect to the interests of the Banks.

            7.08 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Subsidiaries, (b) make loans or advances to the Borrower or any of its Subsidiaries, or (c) transfer any of its properties or assets to the Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) the Senior Credit Facility, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any of its Subsidiaries, (iv) customary provisions restricting assignment of any agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) customary provisions restricting the transfer of assets subject to Liens permitted under Section 7.01(iii), (vii), (viii) and (ix), (vi) any restrictions contained in contracts for the sale of assets permitted in accordance with
Section 7.02 solely in respect of the assets to be sold pursuant to such contract, (vii) any restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and
(viii) this Agreement.

            7.09 LIMITATION ON ISSUANCE OF EQUITY. (a) The Borrower will not permit any of its Subsidiaries to issue any capital stock or other equity interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock or other equity interests, except (i) for transfers and replacements of then outstanding shares of capital stock or other equity interests, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock or other equity interests of such Subsidiary, (iii) for issuances to the Borrower or any of its Wholly-Owned Subsidiaries in connection with the creation of new Wholly-Owned Subsidiaries permitted under Section 7.11 or in connection with transactions permitted under Section 7.05, (iv) for issuances by Dynavox LLC,
(v) for issuances by Subsidiaries which are joint ventures created or acquired in accordance with Section 7.05(xviii) or (vi) to qualify directors to the extent required by applicable law.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, issue after the Effective Date (i) any class of preferred equity (provided that (A) Subsidiaries of the Borrower may issue preferred equity to the Borrower or any Wholly-Owned Subsidiary of the Borrower (or otherwise, to the extent such Subsidiary is a joint venture created or acquired in accordance with Section 7.05(xviii) and (B) Dynavox LLC may issue preferred units pursuant to the Dynavox Restructuring) or (ii) any class of redeemable (except at the sole option of the Borrower or such Subsidiary) common equity.

            7.10 BUSINESS. (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than any of the lines of business conducted by the Borrower and its Subsidiaries (including without limitation Sunrise and its Subsidiaries) on the Closing Date and any business similar, ancillary or related thereto or which constitutes a reasonable extension or expansion thereof, including in connection with the Borrower's existing and future technology, trademarks and patents.

            (b) Notwithstanding anything to the contrary contained in this Agreement, prior to the Merger Date, Newco will not engage in any business activities and will not have any significant assets or liabilities other than its ownership of Sunrise Common Stock acquired pursuant to the Tender Offer, the making of other investments permitted by Section 7.05, liabilities imposed by law, activities in connection with the Transaction, and its obligations with respect to this Agreement and the other Documents to which it is a party. Without limiting the generality of the foregoing, prior to the Merger Date, Newco will not incur or suffer to exist any Liens other than those created under the Documents, acquire any assets (other than Sunrise Common Stock acquired pursuant to the Tender Offer), sell any assets, or incur or suffer to exist any Indebtedness (other than pursuant to the Documents).

            7.11 LIMITATION ON THE CREATION OF SUBSIDIARIES. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any Subsidiary; PROVIDED that (a) the Borrower and its Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries (or, to the extent pursuant an investment made under Section 7.05(xviii), non-Wholly-Owned Subsidiaries), and (b) the Dynavox LLC may be created pursuant to the Dynavox Restructuring.

            SECTION 8. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            8.01 PAYMENTS. (a) The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more days, in the payment when due of any interest on any Loan or Note, or any other amounts owing hereunder or under any other Credit Document or (b) VCP IV shall default in the payment of any amount, in respect of any payment of the type described in clause (a)(ii) above pursuant to the Vestar Guaranty, and such default shall continue unremedied for three or more days beyond the period of grace, if any, provided in the Vestar Guaranty; or

            8.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by the Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            8.03 COVENANTS. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 6.01(g)(i), Section 6.13 or Section 7 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 8.01) and such default shall continue unremedied for a period of 30 days after written notice to the defaulting party by the Administrative Agent or the Required Banks; or

            8.04 DEFAULT UNDER OTHER AGREEMENTS. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment at final maturity of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness to become due prior to its stated maturity, or (ii) any such Indebtedness of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled prepayment or required prepayment (other than pursuant to a "due-on-sale" clause in a mortgage or similar security agreement) (unless such required prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 8.04 unless the aggregate outstanding principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $20,000,000; or

            8.05 BANKRUPTCY, ETC. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences (or is required by law to commence) any other proceeding, or is deemed insolvent, under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            8.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is reasonably likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is reasonably likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan or a Foreign Pension Plan has not been timely made, the Borrower or any of its Subsidiaries or any ERISA Affiliate has incurred or is reasonably likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default," within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Multiemployer Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; or

            8.07 VESTAR GUARANTY. (a) The Vestar Guaranty or any provision thereof shall cease to be in full force or effect as to VCP IV, or VCP IV or any Person acting by or on behalf of VCP IV shall deny or disaffirm VCP IV's obligations under the Vestar Guaranty, or (b) except as otherwise provided in
Section 8.01(b), VCP IV shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Vestar Guaranty; PROVIDED that, with respect to defaults under Section 16 of the Vestar Guaranty which relate to covenants in Section 6 of this Agreement for which a grace period is applicable under Section 8.03(ii), VCP IV shall have the benefit of the grace period set forth in Section 8.03(ii), or (c) a Guarantor Event of Default shall have occurred; or

            8.08 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability of $20,000,000 or more (not paid or fully covered by a reputable and solvent insurance company) and such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            8.09 CHANGE OF CONTROL. A Change of Control shall have occurred;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any of the Borrower and VCP IV (PROVIDED that, if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Bank shall forthwith terminate immediately; and (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 9. DEFINITIONS AND ACCOUNTING TERMS.

            9.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Administrative Agent" shall mean BTCo (and/or any Lending Affiliate of BTCo performing obligations or functions on its behalf and reasonably acceptable to the Borrower), in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 10.09.

            "Affiliate" shall mean, with respect to any Person, any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person) controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 10% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall mean this Senior Subordinated Loan Agreement, as modified, supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.


            "Applicable Margin" shall mean a percentage per annum equal to (i) in the case of Base Rate Loans, 0% and (ii) in the case of Eurodollar Loans, 1%.

            "Approved Bank" shall have the meaning provided in the definition of "Cash Equivalents."

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed).

            "Authorized Officer" of any of the Borrower and VCP IV shall mean any of the Chief Executive Officer, President, the Chief Financial Officer, the Treasurer, the Controller, any Managing Director, any Assistant Treasurer, any Vice President, the Secretary or the General Counsel of such Person or any other officer of such Person which is designated in writing to the Administrative Agent by any of the foregoing officers of such Person as being authorized to give such notices under this Agreement.

            "Bank" shall mean each financial institution listed on Schedule II, as well as any Person which becomes a "Bank" hereunder pursuant to 12.04(b).

            "Bankruptcy Code" shall have the meaning provided in Section 8.05.

            "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the overnight Federal Funds Rate and (ii) the Prime Lending Rate.

            "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Borrower" shall mean (i) prior to the Merger Date, Newco, and (ii) on and after the Merger Date, Sunrise as the surviving corporation of the Merger.

            "Borrower Acknowledgment and Assumption" shall have the meaning provided in Section 6.12(a).

            "Borrowing" shall mean a borrowing of Loans of a single Type by the Borrower from all the Banks on a given date (or resulting from a conversion or conversions on such date) and, in the case of Eurodollar Loans, having the same Interest Period, PROVIDED that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor thereto by merger.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market and is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which would be required to be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

            "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank and
(y) any bank which has, or whose parent company has, a short-term commercial paper rating from S&P of at least A-1 or the equivalent thereof or from Moody's of at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(i) through (iv) above.

            "CCG" shall mean the Continuing Care Group of Sunrise and its Subsidiaries.

            "CCG Transaction" shall mean the acquisition by Parent of CCG for an aggregate purchase price of at least $19.5 million (in cash (if consummated on or prior to the Merger Date) or in exchange for a promissory note issued by Parent for such amount (if consummated after the Merger Date)) to Holdings and/or the Borrower.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 eT SEq., and any successor thereto.

            "Change in Law" shall have the meaning provided in Section 1.10.

            "Change of Control" shall mean (i) Holdings shall cease to own (directly or indirectly) 100% of the outstanding equity interests of the Borrower, (ii) prior to a Holdings IPO, (x) the Permitted Holders shall cease to own (directly or indirectly) a majority of the voting capital stock or other voting equity interests of Holdings on a fully diluted basis or (y) at any time after the Merger Date, VCP IV and its Affiliates shall own (directly or indirectly) on a fully diluted basis less than 45% of the number of shares of voting capital stock of Holdings owned by it and its Affiliates on the Merger Date after giving effect to the Merger (calculated on a fully-diluted basis and without giving effect to any stock-split, spin-off, split-up, reclassification, combination of shares, or similar rearrangement), (iii) following a Holdings IPO, (A) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of a percentage (the "Third Party Stock Percentage") greater than 30% on a fully diluted basis (assuming for such purpose that each Permitted Holder has exercised all warrants and options it has for any such voting capital stock or other equity interests) of the voting and economic equity interests of Holdings and (B) the percentage of the voting and economic equity interests of Holdings owned (directly or indirectly) by the Permitted Holders (determined on a fully diluted basis) is less than such

Third Party Stock Percentage, or (iv) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors.

            "Claims" shall have the meaning provided in the definition of "Environmental Claims."

            "Closing Date" shall mean the date on which the Loans are made.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

            "Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name on Schedule I directly below the column entitled "Commitment", as the same may be reduced or terminated pursuant to Section 2.01 and/or Section 8.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the members of the Board of Directors of Holdings on the Closing Date and each other member, if such member's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors or if such member has been designated by a Permitted Holder.

            "Corona Disposition" shall mean the sale of stock or assets of Sunrise Medical S.A., Sunrise's French bed and furniture business, to a third party.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and the Vestar Guaranty (together with any side letter executed in connection therewith).

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, members or other equity owners or authorized or made any other distribution, payment or delivery of property or cash (other than equity interests in such person or rights therefor) to its stockholders, members or other equity owners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration (other than equity interests in such person or rights therefor) any shares of any class of its capital stock or other equity securities outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other equity securities of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock or other equity securities). "Dividends" with respect to any Person shall not include payments made or required to be made by such Person with respect to any management or employee stock or equity appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

            "Documents" shall mean and include the Transaction Documents and the Credit Documents.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Domestic Subsidiary" shall mean (i) each Subsidiary of the Borrower that is incorporated or organized in the United States or any State or territory thereof and (ii) each Subsidiary of the Borrower that is incorporated or organized outside the United States or any State or territory thereof but which is, or has elected to be, treated as a partnership or disregarded entity pursuant to the provisions of Treasury Regulations Section 301.7701.3.

            "Dynavox LLC" shall have the meaning provided in the definition of Dynavox Restructuring.

            "Dynavox Restructuring" shall mean the transfer on or prior to the Merger Date by Dynavox Systems Inc. (a Wholly-Owned Subsidiary of Sunrise) of all or substantially all of its assets to a newly-formed limited liability company (the "Dynavox LLC") in exchange for a portion of the common units and all of the preferred units of Dynavox LLC (with the remaining common units to be held by the Intermediate Parent).

            "Effective Date" shall have the meaning provided in Section 12.10.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any applicable Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, legally binding guideline or written policy and rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. ss. 2601 et SEq.; the Clean Air Act, 42 U.S.C. ss. 7401 ET seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 eT SEq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et SEq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 eT SEq.; the Hazardous Material Transportation Act, 49 U.S.C. ss. 1801 eT SEq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 eT SEq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Equity Financing" shall have the meaning provided in Section
4.07(b).

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or any of its Subsidiaries would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of the Borrower or any of its Subsidiaries being or having been a general partner of such person, provided, however, that solely for the purpose of Section 5.10, "ERISA Affiliate" shall mean Holdings, the Borrower and each of the Borrower's Subsidiaries..

            "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, (a) the rate appearing on Page 3750 of the Dow Jones Telerate Screen (or on any successor or substitute page of such Screen, or any successor to or substitute for such Screen, providing rate quotations comparable to those currently provided on such page of such Screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the interbank Eurodollar market) at approximately 11:00 A.M., New York time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, PROVIDED that in the event that such rate is not available at such time for any reason, then this component of the "Eurodollar Rate" with respect to such Eurodollar Loan for such Interest Period shall be the offered quotation to first-class banks in the interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period; divided (and rounded off to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 8.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Existing Credit Agreement" shall mean the Credit Agreement, dated as of September 8, 2000 (and as amended, modified or otherwise supplemented from time to time), among Sunrise, the lenders party thereto and BTCo, as agent.

            "Existing Indebtedness" shall have the meaning provided in Section 5.20.

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any of its Subsidiaries primarily for the benefit of employees of the Borrower or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Restructuring" shall mean the reorganization of the European holding company structure of Sunrise and its Subsidiaries pursuant to transactions and other events substantially as described in Schedule XII hereto with such changes in the form or order of such transactions and other events designed to achieve the same result with no material increase in costs.

            "Foreign Subsidiary" shall mean each Subsidiary of Holdings that is not a Domestic Subsidiary.

            "Guarantor Event of Default" shall have the meaning provided in the Vestar Guaranty.

            "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous materials," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

            "Holdings" shall mean V.S.M. Holdings, Inc., a Delaware corporation.

            "Holdings Common Stock" shall mean the outstanding common stock of Holdings.

            "Holdings IPO" shall mean a primary issuance by Holdings of Holdings Common Stock pursuant to a registered initial public offering.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee,
(v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, I.E., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person in respect of Indebtedness of a type described in clauses (i), (ii), (iii), (iv) or (vii), and
(vii) all net obligations or exposure under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

            "Indebtedness to be Refinanced" shall mean (i) the Existing Credit Agreement, and (ii) the 7.09% Series A Senior Notes due October 28, 2004 in an initial aggregate principal amount of $50,000,000 and the 7.25% Series B Senior Notes due October 28, 2007 in an initial aggregate principal amount of $50,000,000, in each case issued by Sunrise pursuant to the respective Note Purchase Agreements dated as of October 1, 1997 among Sunrise, various subsidiary guarantors and the various purchasers listed on Schedule A thereto.

            "Intercompany Loans" shall have the meaning provided in Section 7.05(vii).

            "Intermediate Parent" shall mean V.S.M. Holdings, LLC, a Delaware limited liability company and a Subsidiary of the Parent.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

            "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lending Affiliate" shall mean, with respect to any Person, any other Person (i) directly or indirectly controlling (including, but not limited to, all directors, officers and partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 50% of any class of the voting securities or capital stock of or equity interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall have the meaning provided in Section 1.01.

            "Management Agreement" shall mean the Management Agreement, to be entered into at or prior to the consummation of the Merger substantially in the form previously furnished to the Administrative Agent between Sunrise, Holdings, the Parent, Vestar Capital Partners and Park Avenue Equity Management, LLC.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Maturity Date" shall mean the eighth anniversary of the Closing
Date.

            "Merger" shall mean the merger and related transactions between Parent, Holdings, Newco and Sunrise as described in the Merger Agreement, whereby Newco will merge into Sunrise, with Sunrise being the surviving corporation.

            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of October 16, 2000, by and among Parent, Holdings, Newco and Sunrise.

            "Merger Date" shall mean the date of the consummation of the Merger.

            "Merger Documents" shall mean the Merger Agreement, and all material documentation related to the Merger.

            "Minimum Borrowing Amount" shall mean $5,000,000.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Multiemployer Plan" shall mean any multiemployer plan as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower or any of its Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan, other than any Foreign Pension Plan.

            "Net Debt" shall mean the aggregate amount outstanding under the Existing Credit Agreement, net of cash and Cash Equivalents on hand at Sunrise.

            "Net Debt Maximum" shall mean $7,900,000 (plus an additional amount of up to $20,000,000 to the extent incurred under the Existing Credit Agreement in connection with the Restructuring and/or to finance the working capital requirements of Sunrise).

            "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

            "Note" shall have the meaning provided in Section 1.05(a).

            "Notice of Borrowing" shall have the meaning provided in Section
1.03.

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of Bankers Trust Company, as Administrative Agent, located at 130 Liberty Street, New York, New York 10006, or such other office or offices as the Administrative Agent may designate to the Borrower and the Banks from time to time.

            "Obligations" shall mean all amounts owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations of currency or commodity values.

            "PAEP" shall mean Park Avenue Equity Partners, L.P.

            "Parent" shall mean V.S.M. Investors, LLC, a Delaware limited liability company.

            "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Subsidiaries of (x) assets constituting all or substantially all of a business or division of any Person not already a Subsidiary of the Borrower or (y) all or substantially all of the capital stock or other ownership interests of any such Person which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of the Borrower or such Subsidiary, PROVIDED that (A) the consideration paid by the Borrower and/or its Domestic Subsidiaries can be in the form of (i) cash, (ii) the issuance to any such Person of Permitted Seller Notes, (iii) the issuance to such Person of Permitted Earn-Out Debt and/or Permitted Earn-Out Preferred Equity, or (iv) the issuance to any such Person of common equity of Holdings or membership interests in the Intermediate Parent or the Parent or Qualified Preferred Equity issued by Holdings or the Intermediate Parent or the Parent, and (B) the assets acquired, or the business of the Person whose stock is acquired, shall be in the same, similar or related line of business in which the Borrower and its Subsidiaries are already engaged. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition shall be a Permitted Acquisition only if all requirements of Section 6.13 are met with respect thereto.

            "Permitted Earn-Out Debt" shall mean Indebtedness of Holdings, the Intermediate Parent or the Parent incurred in connection with a Permitted Acquisition and in accordance with Section 6.13, which Indebtedness is not secured by any assets of Holdings or any of its Subsidiaries (including, without limitation, the assets so acquired) and is not guaranteed by any Subsidiary of Holdings and is only payable by Holdings, the Intermediate Parent or the Parent, as applicable, in the event certain future performance goals are achieved with respect to the assets acquired and is not payable in accordance with its terms to the extent there exists a Default or an Event of Default; PROVIDED that such Indebtedness shall only constitute Permitted Earn-Out Debt to the extent the terms of such Indebtedness expressly limit the maximum potential liability of Holdings with respect thereto.

            "Permitted Earn-Out Preferred Equity" shall mean preferred equity of Holdings, the Intermediate Parent or the Parent issued in connection with a Permitted Acquisition and in accordance with Section 6.13, which preferred equity is not secured by any assets of Holdings or any of its Subsidiaries (including, without limitation, the assets so acquired) and is not guaranteed by any Subsidiary of Holdings and is only payable by Holdings, the Intermediate Parent or the Parent, as applicable, in the event certain future performance goals are achieved with respect to the assets acquired and is not payable in accordance with its terms to the extent there exists a Default or an Event of Default; PROVIDED that such preferred equity shall only constitute Permitted Earn-Out Preferred Equity to the extent the terms of such preferred equity expressly limit the maximum potential liability of Holdings with respect thereto.

            "Permitted Encumbrance" shall have the meaning provided in the Senior Credit Facility.

            "Permitted Holders" shall mean Persons holding the equity interests (or rights to purchase equity interests) of the Parent on or within 90 days after the Closing Date and their respective Affiliates and partners and, in the case of any such Person who is an individual, the immediate family members of such Person and trusts for the benefit of such Person and/or his or her immediate family members.

            "Permitted Liens" shall have the meaning provided in Section 7.01.

            "Permitted Seller Notes" shall mean notes issued by Holdings to sellers of stock (or other equity interests) or assets in a Permitted Acquisition and issued in accordance with Section 6.13, which notes shall be subordinated, unsecured and unguaranteed, and shall be substantially in the form of Exhibit I or shall otherwise be in form and substance satisfactory to the Administrative Agent.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower or any of its Subsidiaries or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan with respect to which Holdings, any of its Subsidiaries or any of their ERISA Affiliates has any actual or contingent liability; provided, however, that solely for purposes of Section 5.10, "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA maintained by Holdings, the Borrower or any of the Borrower's Subsidiaries.

            "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Qualified Preferred Equity" shall mean any preferred equity (including, without limitation, any preferred equity issued on the Closing Date as part of the Equity Financing) of Holdings, the Intermediate Parent or the Parent the express terms of which shall provide that Dividends thereon shall not be required to be paid in cash at any time that such cash payment would be prohibited by the terms of this Agreement (and any refinancing, replacements or extensions hereof) and in either case which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including an event which would constitute a Change of Control), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an event which would constitute a Change of Control), in whole or in part, on or prior to the first anniversary of the then latest Maturity Date.

            "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December (commencing with the last Business Day of December, 2000).

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 eT SEq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements thereto and fixtures thereon, including Leaseholds.

            "Refinancing" shall mean and include the refinancing and repayment in full of all amounts outstanding under, and the termination in full of all commitments in respect of, the Indebtedness to be Refinanced.

            "Register" shall have the meaning provided in Section 12.14.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

            "Replaced Bank" shall have the meaning provided in Section 1.13.

            "Replacement Bank" shall have the meaning provided in Section 1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsections
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "Required Banks" shall mean Banks the sum of whose outstanding Commitments (or after the Total Commitment has been terminated, outstanding Loans) constitute greater than 50% of the Total Commitment (or, after the Total Commitment has been terminated, the total outstanding Loans at such time).

            "Restructuring" shall mean the restructuring of the operations of Holdings and its Subsidiaries pursuant to the transactions and other events described in Schedule XIII hereto.

            "Returns" shall have the meaning provided in Section 5.09.

            "S&P" shall mean Standard & Poor's Ratings Services.

            "SEC" shall have the meaning provided in Section 6.01(h).

            "Section 3.04(b)(ii) Certificate" shall have the meaning provided in
Section 3.04(b).

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Senior Credit Facility" shall have the meaning provided in Section 11.01.

            "Senior Indebtedness" shall have the meaning provided in Section 11.01.

            "Senior Loan Documents" shall mean and include each of the documents, instruments and other agreements, including the Senior Credit Facility, evidencing or governing, or otherwise relating to the incurrence by the Borrower of the Senior Indebtedness (including all Credit Documents as defined in the Senior Credit Facility), as in effect on the Closing Date and as the same may be entered into, amended, modified or supplemented from time to time in accordance with the terms thereof and Section 11.01.

            "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings (and not guaranteed or supported in any way by the Borrower or any of its Subsidiaries) in the form of Exhibit J, as the same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

            "Shareholders' Agreement" shall have the meaning provided in Section 4.06(i).

            "Sponsors" shall mean each of VCP IV and PAEP and their respective Affiliates and partners and, in the case of any such Person who is an individual, the immediate family members of such Person and trusts for the benefit of such Person and his/her immediate family members.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing, (a) at all times on and after the Closing Date, Sunrise and its Subsidiaries shall be deemed to be Subsidiaries of the Borrower and (b) following the consummation of the Dynavox Restructuring, the Dynavox LLC shall be deemed to be a Subsidiary of Sunrise.

            "SunMed Finance" means SunMed Finance Inc., a Delaware corporation.

            "Sunrise" shall mean Sunrise Medical Inc., a Delaware corporation.

            "Sunrise Common Stock" shall mean the outstanding common stock of Sunrise.

            "Tax Benefit" shall have the meaning provided in Section 3.04(c).

            "Taxes" shall have the meaning provided in Section 3.04(a).

            "Tender Offer" shall mean the offer of Newco to tender for all of the Sunrise Common Stock for the Tender Offer Price, made pursuant to the Offer to Purchase dated October 30, 2000 (as supplemented from time to time).

            "Tender Offer Documents" shall mean the material documentation related to the Tender Offer, including all public filings made with the SEC in connection therewith.

            "Tender Offer Price" shall mean the price of $10.00 per share of Sunrise Common Stock offered pursuant to the Tender Offer.

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

            "Transaction" shall mean (i) the consummation of the Tender Offer,
(ii) the consummation of the Equity Financing, (iii) the incurrence of the initial Loans under the Senior Credit Facility, (iv) the incurrence of the Loans hereunder on the Closing Date, (v) the payment of fees and expenses in connection with the foregoing (which shall in no event exceed

$23,500,000) and (vi) at all times after (and at no time prior to) the consummation of the Merger, the consummation of the Merger and the Refinancing.

            "Transaction Documents" shall mean the Tender Offer Documents, the documents governing the Equity Financing, the Senior Loan Documents, the documents governing the Refinancing and the Merger Documents.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, I.E., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of
Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

            "United States" and "U.S." shall each mean the United States of America.

            "Unrecovered Amount" shall mean, with respect to any investment, loan or advance at any time, the principal cost of such investment, loan or advance less (i) any return of capital with respect thereto and (ii) the net cash proceeds of any sale of all or any part thereof; PROVIDED that the "Unrecovered Amount" of any investment, loan or advance shall not be less than zero.

            "Vestar Guaranty" shall mean the Guaranty and Loan Purchase Agreement, dated as of December 6, 2000 (as amended, modified or otherwise supplemented from time to time), made by VCP IV, in form and substance satisfactory to the Administrative Agent and the Banks.

            "VCP IV" shall mean Vestar Capital Partners IV, L.P.

            "Wholly-Owned Domestic Subsidiary" shall mean any Domestic Subsidiary of the Borrower that is a Wholly-Owned Subsidiary.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock or other equity interests (other than (a) director's qualifying shares and (b) any other shares of equity interests of a Foreign Subsidiary of the Borrower (not to exceed 5% of such Foreign Subsidiary's total equity interests (determined on a fully diluted basis) required by law to be issued to Persons other than the Borrower and its Wholly-Owned Subsidiaries)) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than a portion of such equity interest of any Foreign Subsidiary (not to exceed 5% of such Foreign Subsidiary's total equity interest (determined on a fully diluted basis) required by law to be issued to Persons other than the Borrower and its Wholly-Owned Subsidiaries).

            SECTION 10. THE ADMINISTRATIVE AGENT.

            10.01 APPOINTMENT. The Banks hereby designate BTCo as the Administrative Agent (for purposes of this Section 10, the term "Administrative Agent" shall include BTCo in its capacity as Administrative Agent and any Lending Affiliate of BTCo performing any of the duties or functions of the Administrative Agent hereunder or under any other Credit Document) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

            10.02 NATURE OF DUTIES. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            10.03 LACK OF RELIANCE ON THE ADMINISTRATIVE AGENT. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            10.04 CERTAIN RIGHTS OF THE ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Bank or the holder of any Note by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

            10.05 RELIANCE. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

            10.06 INDEMNIFICATION. (a) To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

            (b) The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

            10.07 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to make a Loan under this Agreement, the Administrative Agent in its individual capacity shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent in its individual capacity may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any Affiliate of the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

            10.08 HOLDERS. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            10.09 RESIGNATION BY THE ADMINISTRATIVE AGENT. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder and under the other Credit Documents who shall be a Bank, a commercial bank or a trust company in each case reasonably acceptable to the Borrower.

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and under the other Credit Documents until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any of the Credit Document until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

            SECTION 11.  SUBORDINATION.

            11.01 DEFINITIONS. As used in this Section 11, the following terms shall have the following meanings:

            "PIK NOTES" shall mean promissory notes issued by the Borrower to the holders of Notes, which promissory notes shall be (i) substantially in the same form as the Notes, and (ii) issued in lieu of cash interest on the Notes on the date that such cash interest payments would otherwise be due, and in a principal amount equal to such cash interest that would otherwise be payable.

            "POST-PETITION INTEREST" shall mean interest accruing in respect of Senior Indebtedness after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against the Borrower, at the rate applicable to such Senior Indebtedness pursuant to the terms applicable thereto, whether or not such interest is allowed as a claim enforceable against the Borrower in any such proceedings.

            "SENIOR COVENANT DEFAULT" shall mean any default under any Senior Indebtedness (other than a Senior Payment Default) which continues uncured for the period of grace, if any, with respect thereto.

            "SENIOR CREDIT FACILITY" shall mean the Credit Agreement, dated as of December 6, 2000 among Holdings, the Borrower, the lending institutions party thereto from time to time and Bankers Trust Company, as Administrative Agent, as amended, modified, supplemented, refinanced and refunded from time to time.

            "SENIOR DEFAULT" shall mean a Senior Payment Default or a Senior Covenant Default.

            "SENIOR INDEBTEDNESS" shall mean the principal of, premium, if any, and interest on (including any Post-Petition Interest) and any other monetary obligations with respect to any Indebtedness of the Borrower, whether outstanding on the date hereof of hereafter created, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "SENIOR INDEBTEDNESS" shall also include the principal of, premium, if any, interest (including any Post-Petition Interest) on, and all other amounts owing in respect of, (i) all monetary obligations (including guarantees thereof) of every nature of the Borrower under the Senior Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, and (ii) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by the Borrower; PROVIDED, HOWEVER, in no event shall the aggregate principal amount of Senior Indebtedness exceed the amount allowable under Section 7.04(x) of this Agreement. At any time on or prior to the termination of the Senior Credit Facility, "Senior Indebtedness" shall be limited to the Indebtedness and other obligations referenced in the immediately preceding sentence unless the Administrative Agent or the Required Banks, as such terms are defined in the Senior Credit Facility, otherwise consent in writing.

            "SENIOR PAYMENT DEFAULT" shall mean any default in the payment of any Senior Indebtedness whether upon the scheduled maturity thereof, upon acceleration or otherwise.

            11.02 SUBORDINATION. The Borrower, for itself and its successors and assigns, covenants and agrees, and each Bank, by its acceptance thereof, shall be deemed to have agreed, that the payment from whatever source of the Indebtedness of the Borrower evidenced by this Agreement and the Notes, including the principal thereof, interest and premium thereon, and any other amounts owing hereunder or thereunder shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness, and that each holder of such Senior Indebtedness, with respect to the Senior Indebtedness now existing or hereafter arising, shall be deemed to have acquired such Senior Indebtedness in reliance upon the covenants and provisions contained in this Section 11.

            11.03  SUBORDINATION UPON DISTRIBUTION OF ASSETS.

            (a) Upon any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or pursuant to any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower (including upon any event described in Section 8.05), all Senior Indebtedness shall first be paid in full in cash or duly provided for to the satisfaction of the holders of Senior Indebtedness before any payment of cash, property or securities is made on account of the Loans or Notes, and any such payment or distribution which otherwise would be payable or deliverable upon or with respect to the Loans or Notes shall be paid or delivered directly to the holders of the Senior Indebtedness or as otherwise directed by such holders or a court of competent jurisdiction for application to the payment or prepayment of the Senior Indebtedness (in such order as the holders of the Senior Indebtedness may elect) until the Senior Indebtedness shall have been paid in full in cash or duly provided for to the satisfaction of the holders of Senior Indebtedness.

            (b) For purposes of this Section 11, the words "cash, property or securities" shall not be deemed to include securities of the Borrower or any other successor corporation to the Borrower provided for by a plan of reorganization or readjustment which (i) are unsecured, (ii) have a maturity date which is not earlier than the maturity date of the Notes, (iii) do not contain any mandatory repayment provisions which are more favorable to the Banks than the terms contained herein, (iv) shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date hereof,
(v) shall not have a rate of interest payable in cash on such securities that exceeds the effective rate of interest on the Notes, and (vi) shall be subordinate to the Senior Indebtedness, at least to the same extent as the Notes, (it being acknowledged that such securities shall not be deemed to be so subordinated if the holder is permitted to receive and retain cash payments thereon prior to the indefeasible payment of the Senior Indebtedness in full in cash).

            11.04 PROHIBITIONS AND LIMITATIONS ON PAYMENT. (a) Subject to
Section 11.03 hereof, upon receipt by the Borrower of a Blockage Notice (as defined below) in respect of any Senior Payment Default and unless and until such Senior Payment Default shall have been cured or effectively waived in writing by the holders of the Senior Indebtedness, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) shall be made of or on account of the Loans or the Notes or in respect of any redemption, retirement, purchase or other acquisition of the Loans or the Notes and the Banks shall not accept (in cash, property, securities or by setoff or otherwise), other than by payment of PIK Notes, from the Borrower any payment of or on account of the Loans or the Notes. Upon the earlier of the cure or waiver of such Senior Payment Default, the Borrower shall, subject to Section 11.03 hereof, promptly pay to the Banks all sums then due and payable hereunder as a result of this Section 11.04(a).

            (b) Subject to Section 11.03 hereof, upon receipt by the Borrower of a Blockage Notice in respect of any Senior Covenant Default and until the earlier of (i) such Senior Covenant Default having been cured or effectively waived in writing by the holders of the Senior Indebtedness and (ii) the expiration of the applicable Blockage Period (as defined below), no direct or indirect payment (in cash, property, securities or by set-off or otherwise) shall be made by the Borrower of or on account of the Loans or the Notes or in respect of any redemption, retirement, purchase or other acquisition of the Loans or the Notes and the Banks shall not accept (in cash, property, securities or by setoff or otherwise) other than by payment of PIK Notes from the Borrower any payment of or on account of the Loans or the Notes. Upon the earlier of the dates described in clause (i) and (ii) above, the Borrower shall, subject to
Section 11.03 hereof, promptly pay to the Banks all sums then due and payable under the Notes as a result of this Section 11.04(b).

            (c) For purposes of this Section 11.04, a "Blockage Notice" is a notice of a Senior Default given to the Borrower by the holders of a majority in principal amount of the Senior Indebtedness or their authorized agent and a "Blockage Period" is the period commencing upon the Borrower's receipt of such Blockage Notice and ending on the date one hundred eighty (180) days thereafter; PROVIDED that (i) no Blockage Notice may be given by reason of the continuance of any Senior Default which existed at the time of the giving of a prior Blockage Notice; and (ii) no more than one Blockage Notice may be given in any three hundred sixty (360)-day period. Upon receipt of any Blockage Notice, the Borrower shall promptly, but in any event with five (5) Business Days of receipt, deliver the same to each Bank.

            11.05 LIMITATION ON REMEDIES. So long as any Senior Indebtedness remains outstanding, upon the occurrence of an Event of Default, no Bank shall declare or join in any declaration of any of the Loans or Notes to be due and payable by reason of such Event of Default or otherwise take or cause to be taken any action against the Borrower (including, without limitation, commencing any legal action against the Borrower or filing or joining in the filing of any insolvency petition against the Borrower) until the expiration of the Remedy Standstill Period (as defined below) with respect to such Event of Default; PROVIDED, that any

Remedy Standstill Period shall expire immediately and, subject to the provisions of Sections 11.03 and 11.04 hereof, the Banks shall be entitled to exercise all rights and remedies under Section 8 hereof in the event (a) the holders of the Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity, (b) the Senior Covenant Default in respect of which any Blockage Period shall have commenced shall have been cured to the satisfaction of the holders of the Senior Indebtedness or effectively waived in writing by the holders of the Senior Indebtedness, (c) an Event of Default pursuant to Section 8.05 shall have occurred and be continuing, or (d) any holder of the Senior Indebtedness commences any action to foreclose upon, attach, seize, take control of or otherwise exercise remedies under the Senior Credit Facility or other agreement governing such Senior Indebtedness or any security therefor on or with respect to a material portion of the assets of the Borrower. For the purposes of this Section 11.05, a "Remedy Standstill Period" is the period commencing on the date a notice of intention to exercise remedies on account of the occurrence of an Event of Default shall have been given by the Administrative Agent to the Borrower and the administrative agent on behalf of the holders of the Senior Indebtedness and expiring on the later of (i) thirty
(30) Business Days after the date of such notice and (ii) the earlier of (A) the expiration of any Blockage Period in effect on the last day of such thirty (30) Business Day period or (B) the one hundred eightieth (180th) day after the date of such notice. The Administrative Agent shall give the administrative agent on behalf of the holders of the Senior Indebtedness at least five (5) Business Days prior written notice of any exercise of any such remedies by the Administrative Agent. Any notice which is required to be given to the Borrower and the administrative agent for the benefit of the holders of the Senior Indebtedness pursuant to this Section 11.05 shall be ineffective unless given to both such parties in accordance with this Section 11.05.

            11.06 PAYMENTS AND DISTRIBUTIONS RECEIVED. If any Bank shall have received any payment from, or distribution of assets of, the Borrower in respect of any of the Loans or Notes in contravention of the terms of this Section 11, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of the Senior Indebtedness (or to the applicable agent on their behalf) for application to the Senior Indebtedness, to the extent necessary to pay all such Senior Indebtedness in full in the form received (except for the endorsement or assignment of such Bank where necessary).

            11.07 PROOFS OF CLAIM. If, while any Senior Indebtedness is outstanding, any event described in Section 11.03(a) occurs, the Banks shall duly and promptly take such action as any holder of the Senior Indebtedness may reasonably request to collect any payment with respect to the Loans and Notes for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of the Loans and Notes and to execute and deliver on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be required to enforce any and all claims on or with respect to the Loans and Notes. Upon the failure of any Bank to take any such action, each holder of the Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of the Loans and Notes and to file claims and proofs of claim with respect to the Loans and Notes and each of the Banks hereby appoints each holder of the

Senior Indebtedness or its representative as attorney-in-fact for such Bank to take any and all actions permitted by this paragraph to be taken by such Bank.

            11.08 SUBROGATION. After all amounts payable under or in respect of the Senior Indebtedness have been paid in full in cash or duly provided for to the satisfaction of the holders of Senior Indebtedness, the Banks shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions applicable to the Senior Indebtedness to the extent that distributions otherwise payable to the Banks have been applied to the payment of the Senior Indebtedness. A distribution made under this Section 11.08 to a holder of the Senior Indebtedness which otherwise would have been made to a Bank is not, as between the Borrower and such Bank, a payment by the Borrower on the Senior Indebtedness.

            11.09 RELATIVE RIGHTS. This Section 11 defines the relative rights of the Banks and the holders of the Senior Indebtedness. Nothing in this Section 11 shall (a) impair, as between the Borrower and the Banks, the obligations of the Borrower, which are absolute and unconditional, to pay principal of and interest (including default interest) on the Loans in accordance with their terms, (b) affect the relative rights of the Holders and creditors of the Borrower other than holders of the Senior Indebtedness, or (c) prevent the Banks from exercising their available remedies upon a default or Event of Default, subject to the rights, if any, under this Section 11 of holders of the Senior Indebtedness.

            11.10 SUBORDINATION NOT IMPAIRED; BENEFIT OF SUBORDINATION. Each of the Banks agrees and consents that without notice to or assent by such Bank, and without affecting the liabilities and obligations of the Borrower and any holder of the Notes and the rights and benefits of the holders of the Senior Indebtedness set forth in this Section 11:

            (a) Subject to the terms and conditions hereof and except as otherwise prohibited hereunder, the obligations and liabilities of the Borrower and any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released;

            (b) The holders of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness and the subordination provisions hereof, including, without limitation, accelerating the Senior Indebtedness or exercising any right of set-off; and

            (c) Any balance or balances of funds with any holder of the Senior Indebtedness at any time outstanding to the credit of the Borrower may, from time to time, in whole or in part, be surrendered or released;

all as the holders of the Senior Indebtedness, and any representative or representatives acting on their behalf, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Loans and Notes to the Senior Indebtedness provided for herein.

            11.11 COVENANTS OF THE BANKS. Until all of the Senior Indebtedness has been indefeasibly and fully paid in cash and discharged:

            (a) No Bank shall hereafter (i) give any further subordination to any other creditor in respect of the Loans or Notes, (ii) take any security or collateral to secure the Loans or Notes or (iii) sell, assign, transfer or pledge the Loans or Notes or any part thereof unless expressly subject to the terms of this Section 11.

            (b) No Bank shall release, exchange, extend the time of payment of, compromise, set off or otherwise discharge any part of the Loans or Notes or modify or amend the Notes in such a manner as to have an adverse effect upon the rights of the holders of the Senior Indebtedness.

            (c) Each Bank hereby undertakes and agrees for the benefit of the holders of the Senior Indebtedness that, upon the occurrence and during the continuance of a Senior Default, it shall take any actions reasonably requested by any holder of the Senior Indebtedness to effectuate the full benefit of the subordination contained herein.

            11.12 MODIFICATION OF SECTION 11. The provisions of this Section 11 are for the benefit of the holders from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains unpaid, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of the Required Banks, as such term is defined in the Senior Credit Facility.

            11.13 MISCELLANEOUS. (a) To the extent permitted by applicable law, the Banks and the Borrower hereby waive (i) notice of acceptance hereof and reliance hereon by the holders of the Senior Indebtedness and (ii) all diligence in the collection or protection of or realization upon the Senior Indebtedness.

            (b) The Borrower and the Banks hereby expressly agree that the holders of the Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Section 11 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

            (c) Each Bank acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of the Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the date of this Agreement, and each holder of the Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

            11.14 VESTAR GUARANTY. Notwithstanding anything to the contrary contained in this Section 11, it is hereby understood and agreed that this
Section 11 shall not apply in any manner to any payment made or to be made by VCP IV, or any other obligation of VCP IV, in each case under the Vestar Guaranty.

            SECTION 12. MISCELLANEOUS.

            12.01 PAYMENT OF EXPENSES, ETC. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay (A) all reasonable out-of-pocket costs and expenses of the Administrative Agent (for purposes of this Section 12.01, the term "Administrative Agent" shall include BTCo in its capacity as Administrative Agent pursuant to the Vestar Guaranty) (including, without limitation, the reasonable fees and disbursements of White & Case LLP and one local counsel in each jurisdiction) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, (B) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent) in connection with any amendment, waiver or consent relating hereto or thereto, and the determination of compliance or non-compliance by the Borrower and its Subsidiaries with the provisions hereof or thereof, including, without limitation, with respect to Permitted Acquisitions, (C) all reasonable fees and disbursements of consultants and advisors retained by the Administrative Agent or its counsel in connection with the administration of the Credit Documents, but only to the extent retained after a determination by the Administrative Agent (in its sole discretion) that such retention is advisable to protect the interests of the Banks in light of underperformance by, or other distressed situation relating to, the Borrower and its Subsidiaries taken as a whole, (D) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with its syndication efforts with respect to this Agreement (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and (E) all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the execution, delivery or enforcement of this Agreement or any other Credit Document or any document or instrument referred to therein or herein and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless the Administrative Agent, each Bank and each of their respective Affiliates, and each of their respective officers, directors, employees, representatives, attorneys and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, any Bank, the Borrower or any third person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents; (b) any non-compliance of any Environmental Law relating to any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries; (c) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries; (d) any Environmental Claim relating to the Borrower or any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries; (e) the exercise of the rights of the Administrative Agent and of any Bank under any of the provisions of this Agreement or any other Credit Document or any Loans hereunder; or (f) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Credit Document (clauses (a) through (f), collectively, the "Indemnified Matters") regardless of when such Indemnified Matter arises; but excluding any such Indemnified Matter to the extent based on the gross negligence or willful misconduct of any Indemnitee.

            12.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of such Person to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            12.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered: if to the Borrower, at its address specified opposite its signature below (with a copy thereof to VCP IV); if to any Bank, at its address specified on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, facsimilied or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, one day following delivery to an overnight courier, as the case may be, or when sent by facsimile device, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

            12.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that, except pursuant to the Borrower Acknowledgment and Assumption, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks; and PROVIDED FURTHER, that although any Bank may grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment or Loan hereunder except as provided in Section 12.04(b)) and the participant shall not constitute a "Bank" hereunder; and PROVIDED FURTHER, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the Commitment in which such participant is participating over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment in which any participant is participating, that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment in which any participant is participating, and that an increase in any Commitment shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release VCP IV from the Vestar Guaranty. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitment (and related outstanding Obligations hereunder) and/or its outstanding Loan to
(i) its parent company and/or any Lending Affiliate of such Bank, to one or more Banks or to VCP IV and/or any of its Affiliates or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by a Lending Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitment (and related outstanding Obligations hereunder) and/or outstanding principal amount of such Loan to one or more Eligible Transferees (treating (x) any fund that invests in bank loans and (y) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by a Lending Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement substantially in the form of Exhibit H, PROVIDED that (i) at such time Schedule I shall be deemed modified to reflect the Commitment and/or outstanding Loans, as the case may be, of such new Bank and of the existing Banks, (ii) if requested by the assigning Bank or the assignee Bank, upon surrender of the old Notes (with the old Notes of the assigning Bank to be marked "Canceled") (or the furnishing of a standard indemnity letter from the respective assigning Bank in respect of any lost Notes reasonably acceptable to the Borrower), new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and, so long as no Event of Default exists, the Borrower and VCP IV shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of this Section 12.04(b) (which consent, in each case, shall not be unreasonably withheld or delayed) and (iv) the Administrative Agent shall receive at the time of each assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, PROVIDED FURTHER, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to
Section 12.14. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Loans. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 3.04(b)(ii) Certificate) described in
Section 3.04(b). To the extent that an assignment of all or any portion of a Bank's Commitment and outstanding Obligations pursuant to Section 1.13 or this
Section 12.04(b) would, due to circumstances existing at the time of such assignment, result in increased costs under Section 1.10, 1.11 or 3.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit any Bank or BTCo from pledging its Loan and Note hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Note or Loan to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

            12.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Holdings or the Borrower or any other Person and the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any of the Borrower and VCP IV in any case shall entitle any such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

            12.06 PAYMENTS PRO RATA. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrower or VCP IV (as the case may be) to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; PROVIDED that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            12.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks; it being understood and agreed that notes may be absent in the interim financial statements). In addition, except as otherwise specifically provided herein, all computations determining compliance with Section 7, including definitions used therein, shall utilize accounting principles and policies in effect from time to time; PROVIDED that if any such accounting principle or policy shall change after the Effective Date, the Borrower shall give prompt notice thereof to the Administrative Agent and each of the Banks and if within 90 days following such notice the Borrower, the Administrative Agent or the Required Banks shall elect by giving written notice of such election to the other parties hereto, such computations shall not give effect to such change unless and until this Agreement shall be amended pursuant to Section 12.12 to give effect to such change.

            (b) All computations of interest hereunder shall be made on the basis of a year of 360 days (365-366 days in the case of interest on Base Rate Loans maintained at the Prime Lending Rate) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest are payable.

            12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the Courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid Courts. The Borrower hereby further irrevocably waives any claim that such courts lack jurisdiction over it, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over it. The Borrower irrevocably consents to the service of process out of any of the aforementioned Courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth opposite its signatures below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent under this Agreement, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

            (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other credit document brought in the Courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such Court that any such action or proceeding brought in any such Court has been brought in an inconvenient forum.

            (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

            12.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            12.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile transmission notice (actually received) in accordance with Section 12.03 at such office that the same has been signed and mailed to it.

            12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            12.12 AMENDMENT OR WAIVER. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower (and, in the case of the Vestar Guaranty, VCP
IV) and the Required Banks; PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Bank directly affected thereby:
(i) extend the final scheduled maturity of any Loan or Note, or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof; (ii) release VCP IV from the Vestar Guaranty; (iii) amend, modify or waive any provision of Section 12.06 or this
Section 12.12; (iv) reduce the percentage specified in, or otherwise modify, the definition of Required Banks (it being understood that, with the consent of the Required Banks, extensions of credit pursuant to this Agreement in addition to those set forth in or contemplated by this Agreement on the Effective Date may be included in the determination of the Required Banks on substantially the same basis as the extensions of Loans are included on the Effective Date); or (v) except for the Borrower Acknowledgment and Assumption, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; PROVIDED FURTHER, that no such change, waiver, discharge or termination shall: (1) increase the Commitment of any Bank over the amount thereof then in effect (it being understood that a waiver of any conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment or of a mandatory prepayment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank) without the consent of such Bank; or (2) without the consent of the Administrative Agent, amend, modify or waive any provision of
Section 10 or any other provision relating to the rights or obligations of the Administrative Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

            12.13 CONFIDENTIALITY. (a) Subject to the provisions of clause (b) of this Section 12.13, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another

Bank if such Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 12.13 to the same extent as such Bank) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential or would customarily be treated as confidential in banking practice, PROVIDED that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, (e) to the Administrative Agent and (f) to any prospective or actual transferee or participant (or its investment advisor) in connection with any contemplated transfer or participation of any Note or Commitment or any interest therein by such Bank, PROVIDED that such prospective transferee agrees to maintain the confidentiality contained in this Section.

            (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its Lending Affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries, provided such Persons shall be subject to the provisions of this
Section 12.13 to the same extent as such Bank).

            12.14 REGISTER. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.14, to maintain a register (the "Register") on which it will record the Commitment from time to time of each of the Banks, the Loan made by each of the Banks and each repayment in respect of the principal amount of the Loan of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loan and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loan shall remain owing to the transferor. The registration of the assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of the assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall, to the extent requested, be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the

Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section
12.14 other than those resulting from the Administrative Agent's willful misconduct or gross negligence.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS:


245 Park Avenue, 41st Floor           V.S.M. ACQUISITION CORP.
New York, NY  10167
Telephone No.: (212) 351-1600
Telecopy No.: (212) 808-4922          By /s/ Steven M. Silver
Attention:  Steven M. Silver             -------------------------------------
                                         Name:  Steven M. Silver
                                         Title: Vice President


with a copy to:
Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, NY  10167
Telephone No.: (212) 351-1600
Telecopy No.: (212) 808-4922
Attention:  Jack M. Feder, Esq.

                                      BANKERS TRUST COMPANY,
                                       Individually and as
                                       Administrative Agent


                                      By /s/ Scottye D. Lindsey
                                         -------------------------------------
                                         Name:  Scottye D. Lindsey
                                         Title: Vice President

                                                                      SCHEDULE I


                                   COMMITMENTS


BANK                                     COMMITMENT

Bankers Trust Company                    $40,000.00

                                         -----------
Total:                                   $40,000,000

                                                                   Schedule XIII


                                 BANK ADDRESSES


BANK                                     ADDRESS

Bankers Trust Company                    130 Liberty Street
                                         New York, NY 10006
                                         Attn:  Scottye Lindsey
                                         Tel. No.: (212) 250-3964
                                         Fax No.: (212) 250-7218

                                                                      EXHIBIT A



                           FORM OF NOTICE OF BORROWING



Bankers Trust Company, as Administrative Agent
  for the Banks party to the
  Senior Subordinated Loan Agreement referred
  to below
130 Liberty Street
New York, New York  10006

Attention: ____________________

Ladies and Gentlemen:

         The undersigned V.S.M. Acquisition Corp. (the "Borrower"), refers to the Senior Subordinated Loan Agreement, dated as of December 6, 2000 (as amended, supplemented or otherwise modified from time to time, the "Senior Subordinated Loan Agreement", the terms defined therein being used herein as therein defined), among the Borrower, the financial institutions from time to time party thereto (the "Banks"), and you, as Administrative Agent for such Banks, and hereby gives you notice, irrevocably (provided that the Minimum Condition (as defined in the Tender Offer Documents) is satisfied), pursuant to
Section 1.03 of the Senior Subordinated Loan Agreement, that the undersigned hereby requests a Borrowing under the Senior Subordinated Loan Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03 of the Senior Subordinated Loan Agreement:

                  (i) The Business Day of the Proposed Borrowing is [Closing Date].(1)

                  (ii) The aggregate principal amount of the Proposed Borrowing is _____________.

                  (iii) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

                  [(iv) The initial Interest Period for the Proposed Borrowing is [one, two, three, six, nine or twelve month[s]].(2)



----------------------


(1) Shall be same day written notice in the case of Base Rate Loans and three Business Days notice in the case of all Eurodollar Loans.

                                                                      Exhibit A
                                                                         Page 2


         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A) the representations and warranties contained in the Senior Subordinated Loan Agreement or in the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof (except for any representation and warranty that speaks only as of a specific date, which shall be true and correct in all material respects as of such date), as though made on such date; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                              Very truly yours,

                                              V.S.M. ACQUISITION CORP.


                                              By:
                                                  --------------------------
                                                  Name:
                                                  Title:


------------------------
(...continued)

(2)      To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                      EXHIBIT B



                                  FORM OF NOTE



$___________________                                         New York, New York
                                                             [Date of Issuance]

         FOR VALUE RECEIVED, V.S.M. Acquisition Corp., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Bank"), in lawful money of the United States in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) of Bankers Trust Company (the "Administrative Agent"), on the Maturity Date (as defined in the Agreement) the principal sum of __________________ DOLLARS or, if less, the then unpaid principal amount of all Loans (as defined in the Agreement) made by the Bank to the Borrower pursuant to the Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement referred to below.

         This Note is one of the Notes referred to in the Senior Subordinated Loan Agreement, dated as of December 6, 2000 among the Borrower, the financial institutions from time to time party thereto (including the Bank), and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

         In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                      EXHIBIT B
                                                                         Page 2


         This Note is subordinated in right of payment to the Senior Indebtedness (as defined in the Senior Subordinated Loan Agreement) of the Borrower as and to the extent provided in Section 11 of the Senior Subordinated Loan Agreement.

                                                                      EXHIBIT B
                                                                         Page 3


         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                    V.S.M. ACQUISITION CORP.


                                    By:
                                        ----------------------------
                                        Name:
                                        Title:

                                                                      EXHIBIT C


                     FORM OF SECTION 3.04(B)(II) CERTIFICATE


         Reference is hereby made to the Senior Subordinated Loan Agreement, dated as of December 6, 2000 among V.S.M. Acquisition Corp., the financial institutions from time to time party thereto, and Bankers Trust Company, as Administrative Agent (as amended, modified or supplemented from time to time, the "Senior Subordinated Loan Agreement"). Pursuant to the provisions of Section 3.04(b)(ii) of the Senior Subordinated Loan Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                               [NAME OF BANK]



                                               By:
                                                   ---------------------
                                                   Name:
                                                   Title:


                                                   Date:

                                                                     EXHIBIT D-1


                                                                December 7, 2000

Bankers Trust Company, as Administrative Agent under the Senior Subordinated Loan Agreement, as hereinafter defined (the "Administrative
       Agent")

and

The Lenders listed on Schedule I hereto which are parties to the Senior Subordinated
       Loan Agreement on the date hereof

       Re: Senior Subordinated Loan Agreement dated as of December 6, 2000 (the "Senior Subordinated Loan Agreement") among V.S.M. Acquisition Corp., the lending institutions identified in the Senior Subordinated Loan Agreement (the "Lenders") and the Administrative Agent

Ladies and Gentlemen:

         We have acted as counsel to Vestar Capital Partners IV, L.P., a Delaware limited partnership ("Vestar"), and V.S.M. Acquisition Corp., a Delaware corporation (the "Borrower" and, together with Vestar, the "Obligors"), in connection with the preparation, execution and delivery of the following documents:

         (a)      the Senior Subordinated Loan Agreement;

         (b)      Notes delivered to the Lenders on the date hereof; and

         (c)      the Vestar Guaranty.

         The documents described in the foregoing clauses (a) through (c) are collectively referred to herein as the "Credit Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Senior Subordinated Loan Agreement. This opinion is furnished to you pursuant to Section 4.04(i) of the Senior Subordinated Loan Agreement.

         In connection with the opinion, we have examined:

         (A) the Senior Subordinated Loan Agreement, signed by the Borrower and by the Administrative Agent and certain of the Lenders;

         (B) each other Credit Document, signed by each Obligor that is a party thereto; and

         (C)      forms of the Notes to be delivered after the date hereof.

         We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Obligors. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         In rendering the opinion set forth in paragraph 5 below with respect to the Notes, we have assumed that at the time of any execution and delivery of Notes after the date hereof, the Board of Directors of the Borrower (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Notes.

         Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         1. The Borrower (a) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware,
(b) has the corporate power and authority to execute and deliver each of the Credit Documents to which it is a party and to borrow and perform its obligations thereunder and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

         2. Vestar (a) is a limited partnership validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"), (b) has the partnership power and authority to execute and deliver each of the Credit Documents to which it is a party and perform its obligations thereunder and (c) has duly authorized, executed and delivered the Credit Documents to which it is a party.

         3. The execution and delivery by each Obligor of the Credit Documents to which it is a party, its borrowings in accordance with the terms of the Credit Documents and the performance of its payment obligations thereunder (a) will not result in any violation of (1) the Certificate of Incorporation or By-Laws of the Borrower or Vestar's Agreement of Limited Partnership (the "Partnership Agreement"), (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Senior Subordinated Loan Agreement, any Federal or New York statute, the Delaware General Corporation Law or the Partnership Act or any rule or regulation issued pursuant to any New York or Federal statute (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), the Delaware General Corporation Law or the Partnership Act or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the Borrower's properties pursuant to the terms of any agreement or instrument identified on Schedule II hereto furnished to us by the Borrower and which the Borrower has represented lists all material agreements and instruments to which the Borrower is a party or by which the Borrower is bound or to which any of the property or assets of the Borrower is subject.

         4. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Partnership Act is required (a) for the execution and delivery by any Obligor of the Credit Documents to which it is a party, (b) for the borrowings by the Borrower in accordance with the terms of the Credit Documents, (c) for the performance by the Obligors of their respective payment obligations under the Credit Documents or (d) in connection with the legality, validity, binding effect or enforceability of the payment obligations under the Credit Documents.

         5. Assuming that (a) each of the Credit Documents is a valid and legally binding obligation of each of the Lenders parties thereto, (b) execution, delivery and performance by each Obligor of the Credit Documents to which it is a party do not violate the laws of any applicable jurisdiction (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware, the Partnership Act and the Federal laws of the United States) and (c) execution, delivery and performance by each Obligor of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon any Obligor (except that we do not make this assumption with respect to the agreements and instruments that are the subject of opinion paragraph 3 of this letter), each Credit Document constitutes, and each Note delivered to a Lender after the date hereof, assuming the due execution and delivery by the Borrower, will constitute, the valid and legally binding obligation of each Obligor which is a party thereto, enforceable against such Obligor in accordance with its terms.

         6. To our knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending to which any Obligor is a party or to which the business, assets or property of any Obligor is subject and no such action, suit or proceeding is threatened to which any Obligor or the business, assets or property of any Obligor would be subject that, in either case, questions the validity of, or is otherwise in respect of, the Credit Documents.

         7. No Obligor is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         8. The submission by each Obligor to the jurisdiction of the courts of New York and of the United States for the Southern District of New York (assuming the other relevant federal jurisdictional prerequisites are met), as set forth in the Credit Documents, is valid and binding on such Obligor.

         Our opinion in paragraph 5 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We express no opinion with respect to:

         (A) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

         (B) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

         (c) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

         (D) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

         (E) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

         In connection with the provisions of the Credit Documents whereby Obligors submit to the jurisdiction of the United States District Court for the Southern District of New York, we note the limitations of 28 U.S.C. ss.ss. 1331 and 1332 on Federal court jurisdiction, and we also note that such submissions cannot supersede such court's discretion in determining whether to transfer an action from one Federal court to another under 28 U.S.C. ss. 1404(a).

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware General Corporation Law and the Partnership Act.

         This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                     Very truly yours,


                                     SIMPSON THACHER & BARTLETT

                                                                      SCHEDULE I


                                   THE LENDERS
                                   -----------

Bankers Trust Company

                                                                    SCHEDULE II


                           AGREEMENTS AND INSTRUMENTS
                           --------------------------


         1. Agreement and Plan of Merger, dated as of October 16, 2000, among the Parent, Vestar, the Borrower and Sunrise.

         2. Management Agreement, dated as of [___________], 2000, among the Parent, Holdings, the Borrower, Vestar Capital Partners and Park Avenue Equity Management, LLC.

         3. Credit Agreement, dated as of December 6, 2000, among the Borrower, V.S.M. Holdings, Inc., the various lending institutions party thereto and Bankers Trust Company, as administrative agent.

         4. Securities Letter among Vestar Capital Partners IV, L.P., the Borrower and V.S.M. Holdings, LLC.

                                                                     EXHIBIT D-2



                                                                December 7, 2000

Bankers Trust Company, as Administrative Agent under the Senior Subordinated Loan
      Agreement, as hereinafter defined (the
      "Administrative Agent")

and

The Lenders listed on Schedule I hereto which are parties to the Senior
      Subordinated Loan Agreement on the date hereof

      Re: Senior Subordinated Loan Agreement dated as of December 6, 2000 among V.S.M. Acquisition Corp., the lending institutions identified in the Senior Subordinated Loan Agreement (the "Lenders") and the Administrative Agent

Ladies and Gentlemen:

            I am the Senior Vice President and General Counsel of Sunrise Medical, Inc., a Delaware corporation ("Sunrise"), and acted as such in connection with the preparation, execution and delivery of the Senior Subordinated Loan Agreement.

            Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Senior Subordinated Loan Agreement. This opinion is furnished to you pursuant to Section 4.04(ii) of the Senior Subordinated Loan Agreement.

            In connection with the opinion, I have examined:

            (A) the Senior Subordinated Loan Agreement, signed by the Borrower and by the Administrative Agent and certain of the Lenders; and

            (B) the Notes delivered to the Lenders on the date hereof, each signed by the Borrower.

            I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of Sunrise and its Subsidiaries. In addition, I have examined, and have relied as to matters of fact upon, the representations made in the Senior Subordinated Loan Agreement.

            In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

            Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

            1. The consummation of the Tender Offer, execution and delivery by the Borrower of the Senior Subordinated Loan Agreement and the performance of its payment obligations thereunder (a) will not result in any violation of (1) the Certificate of Incorporation or By-Laws of Sunrise or any of its Subsidiaries, (2) any California statute or any rule or regulation issued pursuant to any California statute or any order issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the properties of Sunrise or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or other material agreement or instrument to which Sunrise or any of its Subsidiaries is a party or by which any of them or any of their respective property or assets are bound or to which any of them may be subject.

            2. To my knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending or threatened (a) with respect to the Senior Subordinated Loan Agreement or the Transaction (other than as identified in the Senior Subordinated Loan Agreement) or (b) with respect to Sunrise or any of its Subsidiaries (1) that could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise), operations or results of operations of Sunrise and its Subsidiaries taken as a whole or (2) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or on the ability of the Borrower to perform its respective obligations under the Senior Subordinated Loan Agreement.

            This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.


                                    Very truly yours,

                                                                     SCHEDULE  I


                                   THE LENDERS
                                   -----------

Bankers Trust Company

                                                                     EXHIBIT D-3


December 7, 2000

BY HAND

To: The Administrative Agent and the various lending institutions (collectively, the "Banks") party to the Credit Agreement referred to below

Re: Credit Agreement, dated as of December 6, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among V.S.M. Acquisition Corp., the lending institutions from time to time party thereto, and Bankers Trust Company, as Administrative Agent
         -----------------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to the Administrative Agent in connection with the execution and delivery of the Credit Agreement. This opinion is delivered to you pursuant to Section 4.04(iii) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement unless otherwise defined herein.

         In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies.

         We have also assumed, for purposes of the opinions expressed herein, that the parties to the Credit Agreement have the corporate power and authority to enter into and perform the Credit Agreement and that the Credit Agreement has been duly authorized, executed and delivered by each such party.

         Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Credit Agreement constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

         We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Borrower under the Credit Agreement of Section

                                                                     EXHIBIT D-3
                                                                          Page 2


548 of the Bankruptcy Code and Article 10 of the New York Debtor & Creditor Law relating to fraudulent transfers and obligations.

         This opinion is limited to the federal law of the United States of America and the law of the State of New York.


                                     Very truly yours,



DNK:RDH

                                                                     EXHIBIT D-4


                                                                   [Merger Date]

Bankers Trust Company, as Administrative Agent under the Senior Subordinated Loan Agreement, as hereinafter defined (the "Administrative
      Agent")

and

The Lenders listed on Schedule I hereto which are parties to the Senior Subordinated
      Loan Agreement on the date hereof

      Re: Senior Subordinated Loan Agreement dated as of December 6, 2000 (as amended, supplemented or otherwise modified, the "Senior Subordinated Loan Agreement") among Sunrise Medical, Inc. (as successor by merger to V.S.M. Acquisition Corp.), the lending institutions identified in the Senior Subordinated Loan Agreement (the "Lenders") and the Administrative Agent

Ladies and Gentlemen:

            We have acted as counsel to V.S.M. Acquisition Corp., a Delaware corporation ("Newco"), Sunrise Medical, Inc., a Delaware corporation (the "Borrower") and Vestar Capital Partners IV, L.P. ("Vestar" and, together with the Borrower, the "Obligors") in connection with the preparation, execution and delivery of the following documents:

            the Senior Subordinated Loan Agreement;

            Notes delivered to the Lenders on the date hereof;

            the Vestar Guaranty; and

            the Borrower Acknowledgement and Assumption.

            The documents described in the foregoing clauses (a) through (d) are collectively referred to herein as the "Credit Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Senior Subordinated Loan Agreement. This opinion is furnished to you pursuant to Section 6.12(b)(i) of the Senior Subordinated Loan Agreement.

            In connection with the opinion, we have examined:

            (A) the Senior Subordinated Loan Agreement, signed by the Borrower and by the Administrative Agent and certain of the Lenders; and

            (B) each other Credit Document, signed by each Obligor that is a party thereto.

            We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Obligors. In addition, we have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

            In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

            In rendering the opinion set forth in paragraph 5 below with respect to the Notes, we have assumed that at the time of any execution and delivery of Notes after the date hereof, the Board of Directors of the Borrower (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Notes.

            Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

            1. Newco (a) has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, (b) has the corporate power and authority to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder and
(c) has duly authorized, executed and delivered each Credit Document to which it is a party.

            2. Vestar (a) is a limited partnership validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"), (b) has the partnership power and authority to execute and deliver each of the Credit Documents to which it is a party and perform its obligations thereunder and (c) has duly authorized, executed and delivered the Credit Documents to which it is a party.

            3. The execution and delivery by each of Newco and Vestar of the Credit Documents to which it is a party and performance of its payment obligations thereunder (a) will not result in any violation of the Certificate of Incorporation or By-Laws of Newco or Vestar's Agreement of Limited Partnership (the "Partnership Agreement"), as applicable, and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the respective properties of Newco pursuant to the terms of any agreement or instrument identified on Schedule II hereto furnished to us by Newco and which Newco has represented lists all material agreements and instruments to which Newco is a party or by which Newco is bound or to which any of the property or assets of Newco is subject.

            4. Assuming that proceeds of borrowings will be used in accordance with the terms of the Senior Subordinated Loan Agreement, the execution and delivery by any Obligor of the Credit Documents to which it is a party, its borrowings in accordance with the terms of the Credit Documents and performance of its payment obligations thereunder will not result in any violation of any Federal or New York statute, the Delaware General Corporation Law, the Partnership Act or any rule or regulation issued pursuant to any New York or Federal statute (including without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), the Delaware General Corporation Law or the Partnership Act or any order known to us issued by any court or governmental agency or body.

            5. No consent, approval, authorization, order, filing, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Partnership Act is required (a) for the execution and delivery by any Obligor of the Credit Documents to which it is a party, (b) for the borrowings by the Borrower in accordance with the terms of the Credit Documents, (c) for the performance by the Obligors of their respective payment obligations under the Credit Documents or (d) in connection with the legality, validity, binding effect or enforceability of the payment obligations under the Credit Documents.

            6. Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the Lenders parties thereto and assuming that (a) the Borrower is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its Certificate of Incorporation and By-Laws, (b) execution, delivery and performance by each Obligor of the Credit Documents to which it is a party do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware, the Partnership Act and the Federal laws of the United States) and (c) execution, delivery and performance by each Obligor of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon such Person (except that we do not make this assumption with respect to the agreements and instruments that are the subject of opinion paragraph 5 of this letter), each Credit Document constitutes, and each Note delivered to a Lender after the date hereof, assuming the due execution and delivery by the Obligor which is the maker of such Note, will constitute, the valid and legally binding obligation of each Obligor which is a party thereto, enforceable against such Obligor in accordance with its terms.

            7. To our knowledge, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending to which Newco is a party or to which the business, assets or property of Newco is subject and no such action, suit or proceeding is threatened to which Newco or the business, assets or property of any of Newco would be subject that, in either case, questions the validity of, or is otherwise in respect of, the Credit Documents.

            8. No Obligor is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            9. The submission by each Obligor to the jurisdiction of the courts of New York and of the United States for the Southern District of New York (assuming the other relevant federal jurisdictional prerequisites are met), as set forth in the Credit Documents, is valid and binding on such Obligor.

            Our opinion in paragraph 5 above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

            We express no opinion with respect to:

            (A) the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement signed in writing by the parties thereto;

            (B) the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

            (C) the effect of any provision of the Credit Documents imposing penalties or forfeitures;

            (D) the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

            (E) the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

            In connection with the provisions of the Credit Documents whereby Obligors submit to the jurisdiction of the United States District Court for the Southern District of New York, we note the limitations of 28 U.S.C. ss.ss. 1331 and 1332 on Federal court jurisdiction, and we also note that such submissions cannot supersede such court's discretion in determining whether to transfer an action from one Federal court to another under 28 U.S.C. ss. 1404(a).

            We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States, the Delaware General Corporation Law and the Partnership Act.

            This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                    Very truly yours,


                                    SIMPSON THACHER & BARTLETT

                                                                     SCHEDULE  I


                                   THE LENDERS
                                   -----------

Bankers Trust Company

                                                                     SCHEDULE II

                           AGREEMENTS AND INSTRUMENTS
                           --------------------------


            1. Agreement and Plan of Merger, dated as of October 16, 2000, among the Parent, Holdings, Newco and the Borrower.

            2. Management Agreement, dated as of [___________], 2000, among the Parent, Holdings, the Borrower, Vestar Capital Partners and Park Avenue Equity Management, LLC.

            3. Credit Agreement, dated as of December 6, 2000, among Newco (the obligations under which have been assumed by the Borrower), V.S.M. Holdings, Inc., the various lending institutions party thereto and Bankers Trust Company, as administrative agent.

            4. Securities Letter among Vestar Capital Partners IV, L.P., Newco and V.S.M. Holdings, LLC.

                                                                     EXHIBIT D-5



                                                                   [Merger Date]

Bankers Trust Company, as Administrative Agent under the Senior Subordinated Loan Agreement, as hereinafter defined (the "Administrative
      Agent")

and

The Lenders listed on Schedule I hereto which are parties to the Senior Subordinated
      Loan Agreement on the date hereof

      Re: Senior Subordinated Loan Agreement dated as of December 6, 2000 (as amended, supplemented or otherwise modified, the "Senior Subordinated Loan Agreement") among Sunrise Medical, Inc. (as successor by merger to V.S.M. Acquisition Corp.), the lending institutions identified in the Senior Subordinated Loan Agreement (the "Lenders") and the Administrative Agent

Ladies and Gentlemen:

            I am general counsel to Sunrise Medical, Inc., a Delaware corporation (the "Borrower") and acted as such in connection with the preparation, execution and delivery of the following documents:

            (a) the Senior Subordinated Loan Agreement;

            (b) Notes delivered to the Lenders on the date hereof; and

            (c) the Borrower Acknowledgement and Assumption.

            The documents described in the foregoing clauses (a) through (c) are collectively referred to herein as the "Credit Documents". Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Senior Subordinated Loan Agreement. This opinion is furnished to you pursuant to Section 6.12(b)(ii) of the Senior Subordinated Loan Agreement.

            In connection with the opinion, I have examined the Senior Subordinated Loan Agreement, signed by the Borrower and by the Administrative Agent and certain of the Lenders.

            I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as I have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Borrower. In addition, I have examined, and have relied as to matters of fact upon, the representations made in the Credit Documents.

            In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

            Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

            1. The Borrower (a) has been duly formed or incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, (b) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to be so qualified could reasonably be expected to have a material adverse effect on its business, property, assets, liabilities, condition (financial or otherwise), operations or results of operations taken as a whole, (c) has the corporate power and authority to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder and (d) has duly authorized, executed and delivered each Credit Document to which it is a party.

            2. The execution and delivery by the Borrower of the Credit Documents to which it is a party and performance of its payment obligations thereunder (a) will not result in any violation of (1) its Certificate of Incorporation or By-Laws, (2) any California statute or any rule or regulation issued pursuant to any California statute or any order issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in the Borrower's properties pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or other material agreement or instrument to which the Borrower is a party or by which it or any of its property or assets are bound or to which it may be subject.

            3. No consent, approval, authorization, order, filing, registration or qualification of or with any California governmental agency or body is required (a) for the execution and delivery by the Borrower of the Credit Documents to which it is a party, (b) for the borrowings by the Borrower in accordance with the terms of the Credit Documents, (c) for the performance by the Borrower of its payment obligations under the Credit Documents or (d) in connection with the legality, validity, binding effect or enforceability of the payment obligations under the Credit Documents.

            4. To my knowledge and other than as identified in the Senior Subordinated Loan Agreement, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending or threatened (a) with respect to any Credit Document or (b) with respect to the Borrower (1) that could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities, condition (financial or otherwise), operations or results of operations of the Borrower or (2) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or on the ability of the Borrower to perform its obligations under the Credit Documents to which it is a party.

            This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.


                                    Very truly yours,

                                                                     SCHEDULE  I


                                   THE LENDERS
                                   -----------



Bankers Trust Company

                                                                       EXHIBIT E


            FORM OF BORROWER ACKNOWLEDGMENT AND ASSUMPTION AGREEMENT


            BORROWER ACKNOWLEDGMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of [__________ __, ____], made by Sunrise Medical Inc., a Delaware corporation ("Sunrise"), in favor of Bankers Trust Company, as Administrative Agent for the Banks party to the Senior Subordinated Loan Agreement referred to below (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Senior Subordinated Loan Agreement are used herein as so defined.

                              W I T N E S S E T H :
                              - - - - - - - - - -

            WHEREAS, V.S.M. Acquisition Corp. ("Newco"), the lenders from time to time party thereto, and the Administrative Agent have entered into a Senior Subordinated Loan Agreement, dated as of December 6, 2000 (as amended, modified or supplemented from time to time, the "Senior Subordinated Loan Agreement"), providing for the making of Loans to the Borrower as contemplated therein;

            WHEREAS, on the Merger Date and after giving effect to the Merger and the Credit Events occurring on such date, Newco merged with and into Sunrise, with Sunrise being the surviving corporation of such merger; and

            WHEREAS, Sunrise desires to acknowledge that, upon the consummation of the Merger, Sunrise has assumed all rights, obligations, duties and liabilities of Newco under the Senior Subordinated Loan Agreement, the Notes issued thereunder and the other Credit Documents to which Newco is a party;

            NOW, THEREFORE, it is agreed:

            1. Sunrise, as the surviving corporation of the Merger, hereby acknowledges that it (i) has assumed all rights, obligations, duties and liabilities of Newco under the Senior Subordinated Loan Agreement, the Notes issued thereunder and the other Credit Documents to which Newco is a party and
(ii) shall be the "Borrower" for all purposes under the Senior Subordinated Loan Agreement and the other Credit Documents and all references in the Senior Subordinated Loan Agreement and the other Credit Documents to the "Borrower" shall be deemed to be references to Sunrise.

            2. To induce the Administrative Agent to enter into this Agreement, Sunrise hereby represents, warrants and agrees on and after the date hereof, Sunrise will fully and faithfully perform all obligations (including payment obligations and compliance with all covenants) of the "Borrower" under the Senior Subordinated Loan Agreement and the Notes delivered pursuant thereto, and will fully and faithfully perform all of its obligations under any other Credit Documents executed and delivered by it.

                                                                       Exhibit E
                                                                          Pabe 2


            3. This Agreement shall become effective as of the date first above written, when each of the parties hereto shall have executed a copy hereof and shall have delivered the same to the Administrative Agent.

            4. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. A complete set of counterparts shall be lodged with Sunrise and the Administrative Agent.

            5. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                    * * * * *

                                                                       Exhibit E
                                                                          Page 3


            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                       SUNRISE MEDICAL INC.


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:



                                       BANKERS TRUST COMPANY,
                                          as Administrative Agent


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT F


      [BORROWER] [VESTAR CAPITAL PARTNERS IV, L.P.] [SUNRISE MEDICAL INC.]

                              Officers' Certificate


            I, the undersigned, [Chief Executive Officer/President/Chief Financial Officer/Treasurer/Controller/Managing Director/Assistant
Treasurer/Vice President/Secretary/General Counsel] of [Borrower] [VCP IV] [Sunrise Medical Inc.], a corporation organized and existing under the laws of [the State of] [____________] (the "Company"), do hereby certify on behalf of the Company, that:

            This Certificate is furnished pursuant to the Senior Subordinated Loan Agreement, dated as of December 6, 2000 among V.S.M. Acquisition Corp., the Banks from time to time party thereto and Bankers Trust Company, as Administrative Agent (such Senior Subordinated Loan Agreement, as in effect on the date of this Certificate, being herein called the "Senior Subordinated Loan Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Senior Subordinated Loan Agreement.

            The following named individuals are elected officers of the Company; each holds the office of the Company set forth opposite his name and has held such office since _______ __, ____.1 The signature written opposite the name and title of each such officer is his or her correct signature.

           Name(2)                Office                  Signature
           -------                ------                  ---------
-----------------------   -----------------------  ------------------------

-----------------------   -----------------------  ------------------------

-----------------------   -----------------------  ------------------------

--------
(1) Insert a date prior to the time of any corporate action relating to the Senior Subordinated Loan Agreement or any other Document.

(2) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate.

                                                                       Exhibit F
                                                                          Page 2


            1. Attached hereto as Exhibit A is a certified copy of the [Certificate][Articles] of Incorporation or other organizational documents, as the case may be, of the Company as filed in the Office of the ______________ _____________ on _________ ___, _____, together with all amendments thereto adopted through the date hereof.

            2. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company, together with all amendments thereto, which were duly adopted and are in full force and effect on the date hereof, and have been in effect since ___________, ___________.

            3. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, ____ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company is party.

            [4. On the date hereof, all of the conditions in Sections 4.02, 4.07, 4.10 and 4.12 of the Senior Subordinated Loan Agreement have been satisfied (except to the extent as to the acceptability of any items to the Administrative Agent and/or the Required Banks or as to whether the Administrative Agent and/or the Required Banks are satisfied with any of the matters described in said Sections).

            5. Attached hereto as Exhibit D is a true and correct list of (i) all Shareholders' Agreements (ii) all Management Agreements (iii) any Employment Agreements and (iv) all Affiliate Contracts of Holdings or Sunrise or any Subsidiary of Holdings or Sunrise.

            6. Attached hereto as Exhibit E are true and correct copies of all Tender Offer Documents.

            7. Attached hereto as Exhibit F are true and correct copies of all documents governing the Equity Financing.

            8. Attached hereto as Exhibit G are true and correct copies of all documents governing the Senior Loan Documents.]3

            [4. Attached hereto as Exhibit D are true and correct copies of all Merger Documents.

------------

(3) Insert bracketed items 4-8 only for the Certificate delivered on the Closing Date on behalf of the Borrower.

                                                                       Exhibit F
                                                                          Page 3


            5. Attached hereto as Exhibit E are true and correct copies of all documents governing the Refinancing (other than the Transaction Documents previously provided on the Closing Date).]4

            [4.][6.][9.] On the date hereof, the representations and warranties contained in the Senior Subordinated Loan Agreement and the other Credit Documents, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

            [5.][7.][10.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Credit Events to occur on the date hereof or from the application of the proceeds thereof, in each case after giving effect thereto.

            [6.][8.][11.] There is no pending proceeding for the dissolution or liquidation of the Company or threatening its existence.





-------------

(4) Insert bracketed items 4-5 only for the Certificate delivered on the Merger Date on behalf of Sunrise Medical, Inc.

                                                                       Exhibit F
                                                                          Page 4


            IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of __________, 200_.

                                    [BORROWER] [VESTAR CAPITAL PARTNERS
                                    IV, L.P.] [SUNRISE MEDICAL INC.]


                                    ------------------------------
                                    Name:
                                    Title:

                                                                       Exhibit F
                                                                          Page 5


            I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

            1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

            2. The certifications made by [name of Person making above certifications] on behalf of the Company in the third paragraph and in Items 1, 2, 3 and [6][8][11] above are true and correct.

            IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____, 200_.



                                       [BORROWER] [VESTAR CAPITAL PARTNERS
                                       IV, L.P.] [SUNRISE MEDICAL INC.]


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT G


                          FORM OF SOLVENCY CERTIFICATE
                          ----------------------------


To:      the Administrative Agent
         and each of the Banks party
         to the Senior Subordinated Loan Agreement referred to below


         I, the undersigned, the Chief Financial Officer of V.S.M. Acquisition Corp. (the "Borrower"), a corporation duly organized and existing under the laws of the State of Delaware, do hereby certify on behalf of the Borrower that:

         1. This Certificate is furnished pursuant to Section 6.12(g) of the Senior Subordinated Loan Agreement, dated as of December 6, 2000, among the Borrower, the Banks from time to time party thereto and Bankers Trust Company, as Administrative Agent (such Senior Subordinated Loan Agreement, as in effect on the date of this Certificate, being herein called, the "Senior Subordinated Loan Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Senior Subordinated Loan Agreement.

         2. For purposes of this Certificate, the terms below shall have the following definitions:

         (a) "Fair Value" shall mean the amount at which the assets, in their entirety, determined on a going concern basis of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) in each case would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

         (b) "Present Fair Salable Value" shall mean the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) are sold in an arm's-length transaction with reasonable promptness under present conditions for the sale of comparable business enterprises.

         The same methodology has been used in determining Fair Value and Present Fair Salable Value.

         (c) "New Financing" shall mean the indebtedness incurred or to be incurred by the Borrower and its Subsidiaries under the Senior Loan Documents (assuming the utilization

                                                                       Exhibit G
                                                                          Page 2


by the Borrower of the Commitments under the Senior Credit Facility) and the Senior Subordinated Loan Agreement.

         (d) "Stated Liabilities" shall mean the recorded liabilities (including Contingent Liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP") consistently applied) of the Borrower (on a stand-alone PRO FORMA basis after giving effect to the Transaction) and the Borrower and its Subsidiaries (on a consolidated PRO FORMA basis after giving effect to the Transaction) in each case at September 30, 2000, together with (i) the net change in long-term debt (including current maturities) between September 30, 2000 and the date hereof; and (ii) without duplication, the amount of all New Financing.

         (e) "Contingent Liabilities" shall mean the maximum estimated amount of liability reasonably likely to result from pending litigation, asserted claims and assessments, guarantees, uninsured risks and other contingent liabilities of each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

         (f) "Will be able to pay its Stated Liabilities and Contingent Liabilities, as they mature," shall mean for the period from the date hereof through the stated maturity of all New Financing, each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will have sufficient assets and cash flow to pay its Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become payable.

         (g) "Will not have Unreasonably Small Capital" shall mean for the period from the date hereof through the stated maturity of all New Financing, each of the Borrower (on a stand-alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) in each case after all Indebtedness (including the Loans) being incurred or assumed and Liens created in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

         3. For purposes of this Certificate, I, or officers of the Borrower under my direction and supervision, have performed the following procedures as of and for the periods set forth below:

         (a) I have reviewed the financial statements of Sunrise and its Subsidiaries referred to in Sections 5.05(a) of the Senior Subordinated Loan Agreement.

         (b) I have reviewed the September 30, 2000, unaudited PRO FORMA consolidated balance sheet of Holdings and its Subsidiaries referred to in
Section 4.13 of the Senior Subordinated Loan Agreement after giving effect to the incurrence of the New Financing.

         (c) I have made inquiries of certain other officers of the Borrower and its Subsidiaries that I deemed necessary as a foundation for this Certificate.

         (d) I have read the Credit Documents (together with the Schedules and Exhibits thereto).

                                                                      Exhibit G
                                                                         Page 3


         (e) With respect to Contingent Liabilities, I have made inquires of certain other officials of the Borrower and its Subsidiaries that I deemed necessary as a foundation for this Certificate.

         (f) I have had the projections, which have been previously delivered to the Banks, re-examined on the date hereof and considered the effect thereof on any changes since the date of the preparation hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion such projections were based on good faith estimates and assumptions, believed to be reasonable at the time made, it being recognized that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ materially from the projected results.

         4. Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that, after giving effect to the New Financing, it is my opinion that as of the date hereof (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower (on a stand alone basis) and of the Borrower and its Subsidiaries (on a consolidated basis) exceeds its and their Stated Liabilities and Contingent Liabilities; (ii) the Borrower (on a stand alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will not have Unreasonably Small Capital; and (iii) the Borrower (on a stand alone basis) and the Borrower and its Subsidiaries (on a consolidated basis) will be able to pay its Stated Liabilities and Contingent Liabilities as they mature or otherwise become payable.

         IN WITNESS WHEREOF, the Borrower has caused its duly authorized Chief Financial Officer to execute and deliver this ___ day of _________, ____.


                                      V.S.M. ACQUISITION CORP.



                                      By
                                         ---------------------------------
                                         Name:
                                         Title: Chief Financial Officer

                                                                      Exhibit H


                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                               Date: ________,__


         Reference is made to the Senior Subordinated Loan Agreement described in Item 2 of Annex I annexed hereto (as such Senior Subordinated Loan Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Senior Subordinated Loan Agreement"). Unless defined in Annex I hereto, terms defined in the Senior Subordinated Loan Agreement are used herein as therein defined. __________________ (the "Assignor") and __________________ (the
"Assignee") hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Senior Subordinated Loan Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Senior Subordinated Loan Agreement relating to the facility listed in Item 4 of Annex I hereto, including, without limitation, (i) in the case of any assignment of all or any portion of the outstanding Loans, all rights and obligations with respect to the Assigned Share of all then outstanding Loans and (ii) in the case of any assignment of all or any portion of the Total Commitment, all rights and obligations with respect to the Assigned Share of the Total Commitment. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the outstanding Loans owing to the Assignee will be as set forth in
Item 4 of Annex I hereto.

         2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Senior Subordinated Loan Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Senior Subordinated Loan Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Credit Parties of any of their obligations under the Senior Subordinated Loan Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

                                                                      Exhibit H
                                                                         Page 2


         3. The Assignee (i) confirms that it has received a copy of the Senior Subordinated Loan Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Senior Subordinated Loan Agreement; (iii) confirms that it is an Eligible Transferee under the Senior Subordinated Loan Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Senior Subordinated Loan Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Senior Subordinated Loan Agreement are required to be performed by it as a Bank[; and (vi) to the extent legally entitled to do so, attaches the forms described in Section 3.04(b)(ii) of the Senior Subordinated Loan Agreement].(1)

         4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of the consent of the Administrative Agent and, so long as no Event of Default then exists, the Borrower pursuant to Section 12.04(b) of the Senior Subordinated Loan Agreement and receipt by the Administrative Agent of the assignment fee referred to in such Section 12.04(b) (the "Settlement Date").

         5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Senior Subordinated Loan Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Senior Subordinated Loan Agreement and the other Credit Documents.

         6. It is agreed that the Assignee shall be entitled to all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I which accrue on and after the Settlement Date, such interest to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative



-----------------

(1) Include bracketed language if the Assignee is organized under the laws of a jurisdiction outside the United States.

                                                                      Exhibit H
                                                                         Page 3


Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor incurred pursuant to the Senior Subordinated Loan Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Senior Subordinated Loan Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

                                                                       Exhibit H
                                                                          Page 4


         7. THIS BANK ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.


Accepted this _____ day                     [NAME OF ASSIGNOR],
of _________, __ ___                           as Assignor


                                            By
                                               -----------------------------
                                               Name:
                                               Title:


                                            [NAME OF ASSIGNEE],
                                               as Assignee


                                            By
                                               -----------------------------
                                               Name:
                                               Title:

Acknowledged and Agreed:

BANKERS TRUST COMPANY, as
    Administrative Agent


By
    ---------------------------
    Name:
    Title:


[V.S.M. ACQUISITION CORP.]
[SUNRISE MEDICAL INC.]


By
    ---------------------------
    Name:
    Title:

                                                                         ANNEX I


                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT


1. Borrower: shall mean (i) prior to the Merger Date, V.S.M. Acquisition Corp. and (ii) on and after the Merger Date, Sunrise Medical Inc. as the surviving corporation of the Merger.

2.       Name and Date of Senior Subordinated Loan Agreement:

         Senior Subordinated Loan Agreement, dated as of December 6, 2000, among V.S.M. Acquisition Corp., the Banks from time to time party thereto and Bankers Trust Company, as Administrative Agent.

3.       Date of Assignment Agreement:

4.       Amounts (as of date of item #3 above):

                           Outstanding       Total
                            Principal      COMMITMENT
                             of LOANS
         a. Aggregate
            Amount for
            all Banks      $ ________    $ _________
         b. Assigned         ________%     _________%
            Share2
         c. Amount of
            Assigned
            Share          $ ________    $ _________


5.       Settlement Date:

6.       Rate of Interest
         to the Assignee:           As set forth in Section 1.08 of the
                                    Senior Subordinated Loan Agreement (unless otherwise agreed to by the Assignor and the Assignee)2



-------------------

(1)  Percentage taken to 12 decimal places.

                                                                         Annex I
                                                                          Page 2


7.       Notice Information for Assignor:

              ASSIGNOR:


                  -----------------------------
                  -----------------------------
                  -----------------------------
                  -----------------------------
                  Attention:
                  Telephone:
                  Telecopier:
                  Reference:



----------------------------
(...continued)


2 The Borrower and the Administrative Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section
         1.08 of the Senior Subordinated Loan Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.

                                                                         Annex I
                                                                          Page 3


         Payment Instructions for Assignor:

              ASSIGNOR:


                  -----------------------------
                  -----------------------------
                  -----------------------------
                  -----------------------------
                  Attention:
                  Reference:

                                                                         Annex I
                                                                          Page 4


         Notice Information for Assignee:


                  -----------------------------
                  -----------------------------
                  -----------------------------
                  -----------------------------
                  Attention:
                  Telephone:
                  Telecopier:
                  Reference:


         Payment Instructions for Assignee:


                  -----------------------------
                  -----------------------------
                  -----------------------------
                  -----------------------------
                  Reference:



Accepted and Agreed:

[NAME OF ASSIGNEE]


By
    ----------------------------
    ----------------------------
    (Print Name and Title)



[NAME OF ASSIGNOR]


By
    ----------------------------
    ----------------------------
    (Print Name and Title)

                                                                       EXHIBIT I


                          FORM OF PERMITTED SELLER NOTE


$_______________                                              New York, New York
                                                                          [DATE]


            FOR VALUE RECEIVED, V.S.M. HOLDINGS, INC., a Delaware corporation ("Holdings"), hereby promises to pay to _____________ or [his] [her] [its] assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at ____________________, the principal sum of ____________________ DOLLARS, which amount shall be payable on December 31, 2009.

            Holdings promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to ___________________, such interest to be paid quarterly on ______________________, ______________________, ______________________ and
________________ of each year and at maturity hereof.

            This Note is subject to voluntary prepayment, in whole or in part, at any time at the option of Payor, without premium or penalty. Each such prepayment shall be applied to accrued but unpaid interest and then the next installment(s) in principal becoming due.

            This Note is issued pursuant to a ________________ Purchase Agreement dated ______ __, ____ (the "Agreement"), between [Sunrise Medical Inc.] and the vendors of ________________. This Note is subject to the provisions of the Agreement, including, without limitation, adjustment of, and offset to the principal amount pursuant to the Agreement.

            If an Event of Default (as hereinafter defined) shall have occurred and be continuing, then, at the option of the holder hereof, and subject to the terms and conditions set forth on Annex A, this Note shall upon presentment become immediately due and payable.

            An "Event of Default" shall be deemed to have occurred hereunder if
(a) Holdings shall fail to make any payment under this Note in full when due and such failure shall not be cured within twenty (20) days following receipt of written notice thereof; or (b) any proceeding shall be commenced by Holdings, as debtor, under any bankruptcy, reorganization, insolvency, readjustment of debt, arrangement, receivership or liquidation law or statute, and such proceeding is not dismissed within 90 days or is not timely controverted in good faith and on reasonable grounds by Holdings or an order of relief is granted in such proceedings.

            This Note, and Holdings' obligations hereunder, shall be subordinate and junior to all indebtedness of Holdings constituting Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

                                                                       Exhibit I
                                                                          Page 2


            This Note, and Holdings' obligations hereunder, shall be equal in priority with all other Permitted Acquisition Indebtedness (as hereinafter defined) including, without limitation, all interest incurred in relation thereto of Holdings. "Permitted Acquisition Indebtedness" shall mean all indebtedness of Holdings incurred in full or partial payment for the assets or stock associated with a business acquired by Holdings or any of its Subsidiaries prior to the date of this Note or at any future time except Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto).

            Holdings hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                        V.S.M. HOLDINGS, INC.


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                                                      Annex A to
                                                                       EXHIBIT I

            Section 1.01. SUBORDINATION OF LIABILITIES. V.S.M. Holdings, Inc. ("Holdings"), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A are made for the benefit of the present and future holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

            Section 1.02. HOLDINGS NOT TO MAKE PAYMENTS WITH RESPECT TO SUBORDINATED INDEBTEDNESS IN CERTAIN CIRCUMSTANCES. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

            (b) Holdings may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce Holdings' obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that the provisions of clause (a) or (b) of this Section 1.02 prohibits the payment of interest and/or principal under the Note, in either case, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce Holdings' obligation to pay such amount, PROVIDED that such unpaid principal or interest shall remain an obligation of Holdings to the holder of the Note pursuant to the terms of the Note.

            (c) In the event that notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, Holdings shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior

                                                                      Annex A to
                                                                       Exhibit I
                                                                          Page 2


Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a) or (b) hereof.

            Section 1.03. SUBORDINATION TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF HOLDINGS. Upon any distribution of assets of Holdings upon dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

            (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

            (b) any payment or distributions of assets of Holdings of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

                                                                      Annex A to
                                                                       Exhibit I
                                                                          Page 3


            Section 1.04. SUBROGATION. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Holdings applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of Holdings or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between Holdings, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by Holdings to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            Section 1.05. OBLIGATION OF HOLDINGS UNCONDITIONAL. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between Holdings and the holder of the Note, the obligation of Holdings, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of Holdings other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of Holdings received upon the exercise of any such remedy. Upon any distribution of assets of Holdings referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

            Section 1.06. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF HOLDINGS OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act in good faith by any such holder, or by any noncompliance by Holdings with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify, or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their

                                                                      Annex A to
                                                                       Exhibit I
                                                                          Page 4


rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

            Section 1.07. SENIOR INDEBTEDNESS. The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of Holdings under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of December 6, 2000, among Holdings, V.S.M. Acquisition Corp. ("Newco"), the banks from time to time party thereto, and Bankers Trust Company, as Administrative Agent, and the other Credit Documents (as defined in the Credit Agreement), and any renewal, extension, restatement, refinancing or refunding thereof and (ii) under, or in respect of, any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement). As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including post-petition interest of the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).

                                                                       EXHIBIT J


                      FORM OF SHAREHOLDER SUBORDINATED NOTE
                      -------------------------------------

$_______________                                             New York, New York
                                                             [DATE]



         FOR VALUE RECEIVED, V.S.M. HOLDINGS, INC., a Delaware corporation ("Holdings"), hereby promises to pay to _____________ or [his] [her] [its] assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at ____________________, the principal sum of ____________________ DOLLARS, which amount shall be payable on December 31, 2000.

         [Holdings promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to ___________________, such interest to be paid [quarterly] [semi- annually] [annually] on ______________________ [and ________________] of
each year and at maturity hereof.]

         This Note is subject to voluntary prepayment, in whole or in part, at the option of Payor, without premium or penalty.

         Notwithstanding anything to the contrary contained in this Note, the Payee understands and agrees that Holdings shall not be required to make, and shall not make, any payment of principal, interest or other amounts on this Note to the extent that such payment is prohibited by the terms of any Senior Indebtedness.

         This Note, and Holdings' obligations hereunder, shall be subordinate and junior to all indebtedness of Holdings constituting Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

         Holdings hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                                                       Exhibit J
                                                                          Page 2


                                    V.S.M. HOLDINGS, INC.




                                    By:
                                        ---------------------------
                                        Name:
                                        Title:

                                                                      Annex A to
                                                                       EXHIBIT J


         Section 1.01. SUBORDINATION OF LIABILITIES. V.S.M. Holdings, Inc. ("Holdings"), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the "Subordinated Indebtedness") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A are made for the benefit of the present and future holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

         Section 1.02. HOLDINGS NOT TO MAKE PAYMENTS WITH RESPECT TO SUBORDINATED INDEBTEDNESS IN CERTAIN CIRCUMSTANCES. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness.

         (b) Until all Senior Indebtedness has been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, the sum of all payments in respect of the Note (including principal and interest), together with the sum of (i) all payments made under all other Shareholder Subordinated Notes and (ii) all payments made by Holdings and its Subsidiaries to redeem or repurchase stock or options to purchase stock of Holdings held by employees or former employees of Holdings and its Subsidiaries shall not exceed at any time that amount permitted by the terms of the respective issue of Senior Indebtedness.

         (c) Holdings may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not sue for, or otherwise take any action to enforce Holdings' obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause (b) of this Section 1.02 reduces the payment of interest and/or principal which would otherwise be payable under the Note but for the limitations set forth in such clause (b), or that the provisions of clause (a) or (c) of this Section 1.02 prohibits the payment of interest and/or principal under the Note, in either case, such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce Holdings' obligation to pay such amount, PROVIDED that such unpaid principal or interest shall remain an obligation of Holdings to the holder of the Note pursuant to the terms of the Note.

                                                                      Annex A to
                                                                       Exhibit J
                                                                          Page 2


         (d) In the event that notwithstanding the provisions of the preceding subsections (a), (b) and (c) of this Section 1.02, Holdings shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a), (b) or (c), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a), (b) or (c) hereof.

         Section 1.03. SUBORDINATION TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF HOLDINGS. Upon any distribution of assets of Holdings upon dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

         (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

         (b) any payment or distributions of assets of Holdings of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

         (c) in the event that, notwithstanding the foregoing provisions of this
Section 1.03, any payment or distribution of assets of Holdings of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior

                                                                      Annex A to
                                                                       Exhibit J
                                                                          Page 3


Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, Holdings shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of Holdings (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

         Section 1.04. SUBROGATION. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Holdings applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of Holdings or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between Holdings, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by Holdings to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Section 1.05. OBLIGATION OF HOLDINGS UNCONDITIONAL. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between Holdings and the holder of the Note, the obligation of Holdings, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of Holdings other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to the provisions of this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of Holdings received upon the exercise of any such remedy. Upon any distribution of assets of Holdings referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

                                                                      Annex A to
                                                                       Exhibit J
                                                                          Page 4


         Section 1.06. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF HOLDINGS OR HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Holdings or by any act or failure to act in good faith by any such holder, or by any noncompliance by Holdings with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify, or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

         Section 1.07. SENIOR INDEBTEDNESS. The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of Holdings under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "Credit Agreement"), dated as of December 6, 2000, among Holdings, V.S.M. Acquisition Corp. ("Newco"), the banks from time to time party thereto, and Bankers Trust Company, as Administrative Agent and the other Credit Documents (as defined in the Credit Agreement), and any renewal, extension, restatement, refinancing or refunding thereof, and (ii) under, or in respect of, any Interest Rate Protection Agreements or Other Hedging Agreements (each as defined in the Credit Agreement). As used herein, the term "Obligation" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations payable under the documentation governing any Senior Indebtedness (including post-petition interest of the rate provided in the documentation with respect to such Senior Indebtedness, whether or not such interest is an allowed claim against the debtor in any bankruptcy or similar proceeding).